 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Oxford Immunotec Global PLC

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Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

April 29, 2020

Dear Oxford Immunotec Global PLC Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC (the “Company”), you are cordially invited to attend our 2020 annual general meeting of shareholders (the “Meeting”) on Thursday, June 11, 2020, at 11:00 a.m., London time (6:00 a.m., New York time), at 143 Park Drive, Milton Park, Abingdon, Oxfordshire, OX14 4RZ.

Although the Company is legally obliged to hold the Meeting, the Company’s Board of Directors (the “Board”) is very mindful of the potential public health impacts on the Company's employees, shareholders and broader stakeholders arising from the coronavirus (COVID-19) outbreak and has taken into consideration the compulsory ‘Stay at Home’ measures that have been published by the Government of the United Kingdom. As at the date hereof, these measures provide that public gatherings in the United Kingdom of more than two people are prohibited. Regrettably therefore, shareholders must not attend the Meeting in person and anyone seeking to attend the Meeting in person will be refused entry. The Company's advisers and other guests have also been asked not to attend in person.

The Board, however, understands the importance of the Meeting as an occasion for shareholders to comment on and evaluate the company’s affairs. Accordingly, we will be conducting a hybrid annual general meeting of shareholders and due to impact of the aforementioned ‘Stay at Home’ measures, we are recommending that all shareholders participate in the Meeting online by way of our live webcast as outlined in this proxy. Instructions for accessing the webcast are provided below. If you plan to attend the live webcast of the Meeting, please follow the registration instructions as outlined in this proxy statement.

The resolutions on which you can vote, our reasons for proposing the resolutions and details of the arrangements we have made for the Meeting are set out on the following pages. Other than the resolutions and the presentment of the U.K. statutory annual accounts and reports (see below), we are not aware of any other business to be conducted at the Meeting.

It is important that your shares be represented and voted at the Meeting, particularly in light of the prohibition on attending the Meeting in person. The Meeting will be convened with the minimum necessary quorum of shareholders present in person or by proxy holding one third of the Company’s outstanding ordinary shares. Our Chief Executive Officer, Dr. Peter Wrighton-Smith, will be physically present at the Meeting and will chair it. Since shareholders must not attend the Meeting in person and anyone seeking to attend the Meeting in person will be refused entry, shareholders are therefore strongly encouraged to vote in advance via the Internet, by telephone or by completing and mailing the enclosed proxy card and appointing Dr. Wrighton-Smith proxy with specific voting instructions. If you are a shareholder of record, please vote as soon as possible via the Internet, by telephone or by completing and mailing the enclosed proxy card. If you decide to attend the live webcast of the Meeting, you will be able to vote during the Meeting even if you have previously submitted your proxy. However, the Company strongly recommends shareholders submit proxies in advance of the Meeting to ensure that the Meeting is quorate and that your shares are represented. If you hold shares through a broker, bank or other nominee, please refer to “Questions and Answers About Voting” in the attached Proxy Statement for further information about voting your shares.

Because this is the Company’s first time holding a hybrid annual general meeting of shareholders, and because restrictions on travel mean that the Board cannot be physically present together, in accordance with Company’s Articles of Association, Dr. Wrighton-Smith, the chair of the Meeting, intends to restrict the ability of questions to be asked during the Meeting so as to permit the orderly conduct of its business. Instead, the Company invites shareholders to submit any questions at any time up to 48 hours prior to the Meeting to the Company at www.meetingcenter.io/245697395. The instructions on how to ask questions in advance of the Meeting are described below in this proxy statement. These include any questions that shareholders may have in relation to our U.K. statutory annual accounts and reports for the period January 1, 2019 through December 31, 2019. At the conclusion of the resolutions being put to the Meeting, the Company will endeavour to answer all questions so submitted (subject to Dr. Wrighton-Smith’s view that such questions are in order).

To attend the live webcast of the Meeting, shareholders should visit www.meetingcenter.io/245697395. The password for the Meeting is OXFD2020. Those planning to listen should connect to the live webcast at least 10 minutes prior to the start of the Meeting.

The Meeting webcast will also be archived on the Investor Relations section of our website.

Thank you for your continued support of Oxford Immunotec Global PLC. We appreciate your ongoing interest in our business, and we hope you will be able to attend the live webcast of the Meeting.

Sincerely, /s/ Patrick J. Balthrop, Sr. Patrick J. Balthrop, Sr. Chairman of the Board of Directors

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

Notice of 2020 Annual General Meeting of Shareholders to be held June 11, 2020

Oxford Immunotec Global PLC, a public limited company incorporated under the laws of England and Wales (the “Company,” “we,” “us” and “our”), will hold its 2020 annual general meeting of shareholders (the “Meeting”) on June 11, 2020, at 11:00 a.m., London time (6:00 a.m., New York time), with a physical location at 143 Park Drive, Milton Park,, Abingdon, Oxfordshire, OX14 4RZ. Simultaneously, the Meeting will be conducted via live webcast at: www.meetingcenter.io/245697395.

Shareholders attending the Meeting via live webcast will be able to listen to the Meeting live, vote, and submit questions in advance. In light of the current ‘Stay at Home’ measures that have been published by the Government of the United Kingdom due to the coronavirus (COVID-19) outbreak, shareholders must not attend the Meeting in person.

The items of business are to consider and vote on the following:

Ordinary resolutions

1.     To elect Patrick J. Balthrop, Sr. as a class I director for a term to expire at the 2023 annual general meeting of shareholders.

2.     To elect Patricia Randall as a class I director for a term to expire at the 2023 annual general meeting of shareholders.

3.     To elect Herm Rosenman as a class I director for a term to expire at the 2023 annual general meeting of shareholders.

4.     To ratify the Audit Committee’s appointment of Ernst & Young LLP, the U.S. member firm of Ernst & Young Global Limited, as our U.S. independent registered public accounting firm for the fiscal year ending December 31, 2020.

5.     To re-appoint the U.K. member firm of Ernst & Young Global Limited, Ernst & Young LLP, as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next annual general meeting of shareholders at which the U.K. statutory accounts and reports are presented.

6.     To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2020.

7.     To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2019.

8.     To receive and approve our U.K. statutory annual directors’ remuneration report for the year ended December 31, 2019, which is set forth as Part I of Annex A to this Proxy Statement.

9.     To approve, on a non-binding, advisory basis, the compensation paid to the named executive officers of the Company as disclosed in the section of this Proxy Statement titled “Executive Compensation”.

10.   To approve our Directors’ Remuneration Policy, which, if approved, will take effect upon the conclusion of the Meeting, the full text of which is set forth as Part II of Annex A to this Proxy Statement.

11.   That, in substitution for all existing authorities, the Directors be, and are, hereby generally and unconditionally authorised pursuant to section 551 of the U.K. Companies Act 2006 to exercise all the powers of the Company to:

(a)   allot shares in the Company and to grant rights to subscribe for or to convert any security into such shares up to an aggregate maximum nominal amount of £57,989, representing 33.3% of the nominal issued share capital of the Company; and

(b)   allot further equity securities (within the meaning of section 560(1) of the U.K. Companies Act 2006) up to an aggregate maximum nominal amount of £57,989, representing 33.3% of the nominal issued share capital of the Company, in connection with a right issue in favour of shareholders where such authority to expire at the end of the next annual general meeting of the shareholders following the passing of this resolution or, if earlier, at the close of business on 11 September 2021 (unless previously revoked or varied by the Company in general meeting) but, in each case, prior to its expiry, revocation or variation the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the authority expires, or is otherwise revoked or varied and the Directors may allot equity securities (and sell treasury shares) under any such offer or agreement as if this authority had not expired or been revoked or varied.

For the purposes of this Resolution 11 “rights issue” means an offer to:

(i) ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) holders of other equity securities, as required by the rights of those securities or, subject to such rights, as the Directors otherwise consider necessary, to subscribe for further securities by means of the issue of a renounceable letter (or other negotiable document) which may be traded for a period before payment for the securities is due, including an offer to which the Directors may impose any limits or restrictions or make any other arrangements which they consider necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter.

Special resolutions

12.   That, subject to the passing of Resolution 11 and in substitution for all existing authorities, the Directors be authorised to allot equity securities (as defined in section 560 of the U.K. Companies Act 2006) for cash under the authority given by Resolution 11 and/ or to sell ordinary shares held by the Company as treasury shares for cash as if section 561 of the U.K. Companies Act 2006 did not apply to any such allotment or sale, such authority to be limited:

(a) to the allotment of equity securities and/or sale of treasury shares for cash in connection with an offer of, or an invitation to apply for, equity securities (but in the case of an allotment pursuant to the authority granted by paragraph (b) of Resolution 11, by way of rights issue only):

(i) in favour of ordinary shareholders where the equity securities are proportionate (as nearly as practicable) to the respective number of ordinary shares held by such holders; and

(ii) to holders of other equity securities, as required by the rights of those securities or, subject to such rights, as the Directors otherwise consider necessary, and so that the Directors may impose any limits or restrictions or make any other arrangements as the Directors may deem necessary or appropriate in relation to treasury shares, fractional entitlements, record dates, or legal or practical problems arising in, or pursuant to, the laws of any territory or the requirements of any regulatory body or stock exchange in any territory, or any other matter; and

(b)  to the allotment of equity securities or sale of treasury shares (otherwise than under paragraph (a) above) up to an aggregate maximum nominal amount of £8,698, representing 5% of the nominal issued share capital of the Company, such authority to expire at the end of the next annual general meeting of the shareholders following the passing of this resolution or, if earlier, at the close of business on 11 September 2021 (unless previously revoked or varied by the Company in general meeting) but, in each case, prior to its expiry, revocation or variation the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the authority expires, or is otherwise revoked or varied and the Directors may allot equity securities (and sell treasury shares) under any such offer or agreement as if this authority had not expired or been revoked or varied.

For the purpose of this Resolution 12, “rights issue” has the same meaning as in Resolution 11 above.

13.   That, subject to the passing of Resolution 11 and in substitution for all existing authorities, the Directors be authorised in addition to any authority granted under Resolution 12 to allot equity securities (as defined in section 560 of the U.K. Companies Act 2006) for cash under the authority given by Resolution 11 and/or to sell ordinary shares held by the Company as treasury shares for cash as if section 561 of the U.K. Companies Act 2006 did not apply to any such allotment or sale, such authority to be:

(a)   limited to the allotment of equity securities or sale of treasury shares up to an aggregate maximum nominal amount of £8,698 representing 5% of the nominal issued share capital of the Company; and

(b)   used only for the purposes of financing (or refinancing, if the authority is to be used within six months after the original transaction) a transaction which the Board of the Company determines to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-Emption Rights most recently published by the Pre-Emption Group, such authority to expire at the end of the next annual general meeting of the shareholders following the passing of this resolution or, if earlier, at the close of business on 11 September 2021 (unless previously revoked or varied by the Company in general meeting) but, in each case, prior to its expiry, revocation or variation the Company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the authority expires, or is otherwise revoked or varied and the Directors may allot equity securities (and sell treasury shares) under any such offer or agreement as if this authority had not expired or been revoked or varied.

We are not aware of any other business to come before the Meeting. Please refer to the attached Proxy Statement for detailed information on each of the proposals identified above.

Proposals 1 through 11 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceed the number of votes cast against such proposal. Proposals 12 and 13 will be proposed as special resolutions, which means that, assuming a quorum is present, each such resolution will be approved if shareholders holding at least 75% in nominal value of the outstanding shares entitled to vote for or against the resolution present in person or by proxy at the Meeting vote in favor of such resolution.

The result of the shareholder vote on the following ordinary resolutions will not require our Board of Directors to take any action:

●	Proposal 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2019;
●	Proposal 8 regarding receipt and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2019; and
●	Proposal 9 regarding approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 7, 8 and 9.

In accordance with article 79 of our Articles of Association, the chair of the Meeting will demand that every resolution be voted on by way of poll. This is to ensure that we can comply with our Articles of Association in light of shareholders being prohibited from attending the Meeting in person.

Only shareholders of record of our ordinary shares as of the close of business in New York City on April 22, 2020 are entitled to notice of and to vote at the Meeting and at any adjournment or postponement of the Meeting. A list of the shareholders entitled to vote at the Meeting is available at the Company’s registered office. Such list shall also be open to the examination of any shareholder present at the live webcast of the Meeting. In accordance with the provisions in the U.K. Companies Act 2006 and our Articles of Association, a shareholder of record is entitled to appoint another person as his or her proxy to exercise all or any of his or her rights to attend and to speak and vote at the Meeting and to appoint more than one proxy in relation to the Meeting (provided that each proxy is appointed to exercise the rights attached to a different share or shares held by him or her). Such proxy need not be a shareholder of record.

v

Pursuant to Chapter 5 of Part 16 of the U.K. Companies Act 2006 (sections 527 to 531), if a shareholder or group of shareholders meeting the qualification criteria set out in section 527 request that a matter be raised at the Meeting relating to the audit of the Company’s U.K. statutory annual accounts and reports (including the auditor’s report and the conduct of the audit), we will publish the matter so requested on our website. Such request may either be stated in full or, if made in support of another shareholder’s statement, must clearly identify the statement that is being supported. Further, the request must be authenticated by the shareholder or shareholders making such request and the request must be received by us at least one week before the Meeting.

If we are required to publish such a statement, we will not require the requesting shareholder or shareholders to pay any expenses we incur in complying with the request. We will forward the statement to our U.K. statutory auditors at the same time as or before the statement is made available on our website and we may address the statement at the Meeting.

The results of the polls taken on the resolutions at the Meeting and any other information required by the U.K. Companies Act 2006 will be made available on our website as soon as reasonably practicable following the Meeting and for the required period thereafter.

Your Vote is Important. Whether or not you plan to attend the live webcast of the Meeting, we strongly urge you to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the live webcast of the Meeting and to vote your shares at the Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail. Please read the Proxy Statement carefully. For specific information regarding the voting of your ordinary shares, please refer to the section of this Proxy Statement titled “Questions and Answers About Voting.”

Sincerely,

/s/ Janet Louise Kidd

Janet Louise Kidd

General Counsel and Company Secretary

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING	1
ELECTION OF DIRECTORS	10
PROPOSAL 1 – ELECTION OF PATRICK J. BALTHROP, SR. TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR	11
PROPOSAL 2 – ELECTION OF PATRICIA RANDALL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR	12
PROPOSAL 3 – ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR	13
PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, THE U.S. MEMBER FIRM OF ERNST & YOUNG GLOBAL LIMITED AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	14
PROPOSAL 5 – APPROVAL OF THE RE-APPOINTMENT OF THE U.K. MEMBER FIRM OF ERNST & YOUNG GLOBAL LIMITED, ERNST & YOUNG LLP, AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE U.K. STATUTORY ACCOUNTS ARE PRESENTED	14
PROPOSAL 6 – AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020	14
PROPOSAL 7 – RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS	16
PROPOSAL 8 – APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION	17
PROPOSAL 9 – APPROVAL, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS	18
PROPOSAL 10 – APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY	20
PROPOSALS 11, 12 and 13 – AUTHORIZATION OF ALLOTMENT OF SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS	21
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	23
EXECUTIVE OFFICERS OF THE COMPANY	35
EXECUTIVE COMPENSATION	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
TRANSACTIONS WITH RELATED PERSONS	47
AUDIT COMMITTEE REPORT	48
ADDITIONAL INFORMATION	50

OXFORD IMMUNOTEC GLOBAL PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ, U.K.

Registered Company No. 08654254

PROXY STATEMENT FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 11, 2020

INFORMATION CONCERNING PROXY SOLICITATION AND VOTING

We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Oxford Immunotec Global PLC (referred to herein as the “Company”, “Group” “we”, “us” or “our”) is soliciting your proxy to vote at our 2020 annual general meeting of shareholders (the “Meeting”) to be held on Thursday, June 11, 2020, at 11:00 a.m., London time (6:00 a.m., New York time), at 143 Park Drive, Milton Park,, Abingdon, Oxfordshire, OX14 4RZ. Simultaneously, the Meeting will be conducted via live webcast at: www.meetingcenter.io/245697395.

Shareholders attending the Meeting via live webcast will be able to listen to the Meeting live, vote, and submit questions in advance. In light of the current ‘Stay at Home’ measures that have been published by the Government of the United Kingdom due to the coronavirus (COVID-19) outbreak, shareholders must not attend the Meeting in person.

●	This Proxy Statement summarizes information about the proposals to be considered at the Meeting and other information you may find useful in determining how to vote.

●	The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be covered by us.

We are mailing the notice of the 2020 annual general meeting, this Proxy Statement and the proxy card to our shareholders of record as of April 22, 2020 (the “Record Date”) for the first time on or about May 5, 2020. In this mailing, we are also including our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2019, which Form 10-K constitutes our 2019 Annual Report to Shareholders (“2019 Annual Report”). In addition, we have provided brokers, banks and other nominees, at our expense, with additional copies of our proxy materials and the 2019 Annual Report so that our record holders can supply these materials to the beneficial owners of our ordinary shares as of the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 11, 2020

Our 2019 Annual Report, notice of 2020 annual general meeting, Proxy Statement and proxy card are available in the “Corporate Governance” section of our website at http://investor.oxfordimmunotec.com.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

We have sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the Meeting, including at any adjournments or postponements of the Meeting. You are invited to attend the live webcast of the Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the live webcast of the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below under “How do I vote my shares?” to submit your proxy over the telephone or on the Internet.

We intend to mail this Proxy Statement and accompanying proxy card on or about May 5, 2020 to all shareholders of record entitled to vote at the Meeting.

Who can vote at the Meeting?

Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on April 22, 2020, there were 25,946,042 ordinary shares issued and outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent, Computershare Trust Company, N.A., then you are the shareholder of record. As a shareholder of record, you may attend the live webcast of the Meeting and vote at the Meeting or vote by proxy. Whether or not you plan to attend the live webcast of the Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on the Record Date, your shares were held in an account at a broker, bank or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the live webcast of the Meeting (but are also prohibited from attending in person). However, because you are not the shareholder of record, you may not vote your shares at the Meeting unless you request and obtain a legal proxy from your broker, bank or other nominee.

A complete list of shareholders of record entitled to vote will be open to examination by any shareholder for any purpose relating to the Meeting for a period of 10 days before the Meeting at our offices in Abingdon, Oxfordshire during ordinary business hours. Such list shall also be open to the examination of any shareholder present at the live webcast of the Meeting.

What are the requirements to elect the directors and approve each of the proposals?

You may cast your vote for or against proposals 1 through 13 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 11 will be proposed as ordinary resolutions, which means that, assuming a quorum is present, each such proposal will be approved if the number of votes cast in favor exceed the number of votes cast against such proposal. For example, a nominee for director will be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Abstentions and broker non-votes will not be counted as a vote either for or against these resolutions.

Proposals 12 and 13 will be proposed as special resolutions, which means that, assuming a quorum is present, each such proposal will be approved if shareholders holding at least 75% in nominal value of the outstanding shares entitled to vote for or against the proposal present in person or by proxy at the Meeting vote in favor of such proposal. Abstentions will not be counted as a vote either for or against these resolutions. There will be no broker non-votes submitted for these resolutions.

The result of the shareholder vote on the following ordinary resolutions will not require our Board of Directors to take any action:

●	Proposal 7 regarding receipt of our U.K. statutory annual accounts and reports for the year ended December 31, 2019;

●	Proposal 8 regarding receipt and approval of our U.K. statutory directors’ annual report on remuneration for the year ended December 31, 2019; and

●	Proposal 9 regarding approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on proposals 7, 8 and 9.

What are the voting recommendations of our Board of Directors regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the Meeting, along with the Board of Directors’ voting recommendations.

Proposal	Description of Proposal	Board of Directors’ Recommendation
1	Election of Patrick J. Balthrop, Sr. as a class I director to serve for a term to expire at the 2023 annual general meeting of shareholders and until his successor has been elected and qualified.	FOR

2	Election of Patricia Randall as a class I director to serve for a term to expire at the 2023 annual general meeting of shareholders and until her successor has been elected and qualified.	FOR

3	Election of Herm Rosenman as a class I director to serve for a term to expire at the 2023 annual general meeting of shareholders and until his successor has been elected and qualified.	FOR

4

Ratification of the Audit Committee’s appointment of Ernst & Young LLP, the U.S. member firm of Ernst & Young Global Limited, as our U.S. independent registered public accounting firm for the fiscal year ending December 31, 2020.

FOR

5

Approval of the re-appointment of the U.K. member firm of Ernst & Young Global Limited, Ernst & Young LLP, as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting of shareholders at which the U.K. statutory accounts and reports are presented.

FOR

6	Authorization for the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2020.	FOR

7	To receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2019.	FOR

8	Approval of our U.K. statutory directors’ annual report on remuneration, for the year ended December 31, 2019, which is set forth in Part I of Annex A to this Proxy Statement.	FOR

9	To approve, on a non-binding, advisory basis, the compensation paid to the named executive officers of the Company as disclosed in the section of this Proxy Statement titled “Executive Compensation”.	FOR

10

Approval of our Directors’ Remuneration Policy, which, if approved, will take effect upon the conclusion of the Meeting, the full text of which is set forth as Part II of Annex A to this Proxy Statement.

FOR

11	Authorization of our Board of Directors to allot ordinary shares, the full text of which can be found in “Proposal 11” of this Proxy Statement.	FOR

12

Approval of the general disapplication of pre-emption rights with respect to the allotment of ordinary shares and rights over ordinary shares referred to in Proposal 11, the full text of which can be found in “Proposal 12” of this Proxy Statement.

FOR

13

Approval of the further disapplication of pre-emption rights to be used only in connection with an acquisition or a specified capital investment, with respect to the allotment of ordinary shares and rights over ordinary shares referred to in Proposal 11, the full text of which can be found in “Proposal 13” of this Proxy Statement.

FOR

What constitutes a quorum?

For the purposes of the Meeting, a quorum is present if members holding at least one-third of the outstanding shares of the Company and entitled to vote are present in person, by participation through www.meetingcenter.io/245697395, or by proxy.

How do I vote my shares?

If you are a “shareholder of record,” you may vote using any of the following methods:

●	By completing and signing the proxy card and returning it in the prepaid envelope provided;
●	Via telephone using the toll-free telephone number shown on the proxy card or the Notice of Internet Availability;
●	Via the Internet, as instructed on the proxy card or the Notice of Internet Availability; or
●	By attending the live webcast of the Meeting and voting in person by participation through www.meetingcenter.io/245697395.

If you properly give instructions as to your proxy appointment by executing and returning a paper proxy card, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

If you hold shares in “street name,” you should follow the directions provided by your broker, bank or other nominee. You may submit instructions by telephone or via the Internet to your broker, bank or other nominee, or request and return a paper proxy card to your broker, bank or other nominee. If you hold shares in “street name” and wish to vote at the Meeting, you must obtain a legal proxy from your broker, bank or other nominee to attend and vote at the Meeting via the live webcast.

How do I attend the Meeting via webcast?

If you were a shareholder of record as of April 22, 2020 (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Computershare), you can attend the Meeting by accessing www.meetingcenter.io/245697395 and entering the 15-digit control number on the proxy card you previously received and the Meeting password: OXFD2020.

If you were a beneficial owner of record as of April 22, 2020 (i.e., you held your shares in an account at a brokerage firm, bank or other similar agent), you will need to obtain a legal proxy from your broker, bank or other agent. Once you have received a legal proxy from your broker, bank or other agent, it should be emailed to our transfer agent, Computershare, at legalproxy@computershare.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your legal proxy (e.g., a forwarded email from your broker, bank or other agent with your legal proxy attached or an image of your legal proxy attached to your email). Requests for registration must be received by Computershare no later than 5:00 p.m. Eastern Time on Tuesday, June 9, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare. At the time of the Meeting, go to www.meetingcenter.io/245697395 and enter your control number and the Meeting password: OXFD2020.

Can I attend the Meeting via webcast as a guest?

If you would like to enter the Meeting as a guest in listen-only mode, click on the “I am a guest” button after entering the meeting center at www.meetingcenter.io/245697395 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote if you participate as a guest.

How do I submit a question via webcast?

As a shareholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.meetingcenter.io/245697395, entering your control number and meeting password: OXFD2020, and clicking on the message icon in the upper, right-hand corner of the page. To return to the main page, click the “I” icon at the top of the screen. Questions must be submitted no later than 48 hours prior to the meeting.

How do I vote my shares at the Meeting via webcast?

If you have not already voted your shares in advance, you will be able to vote your shares electronically during the annual meeting by clicking on the “Cast Your Vote” link on the Meeting Center site. Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials.

How will my shares be voted if I do not specify how they should be voted?

If you sign and send your proxy card but do not indicate how you want your shares to be voted, your shares will be voted by the persons appointed as proxies in accordance with the recommendations of our Board of Directors.

Can I change my vote or revoke a proxy?

A “shareholder of record” can change or revoke his or her proxy before the time of voting at the Meeting in several ways by:

(1)	mailing a revised proxy card dated later than the prior proxy card;
(2)	voting at the Meeting via the live webcast; or
(3)	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received before the Meeting to be effective.

If you hold shares in “street name,” you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the Meeting as described above under “How do I vote my shares?” See also “What if I plan to attend the Meeting?”

Who counts the votes?

Computershare Trust Company, N.A. (“Computershare”) has been engaged as our independent agent to tabulate shareholder votes. If you are a shareholder of record, your executed proxy card is returned directly to Computershare for tabulation. If you hold your shares through a broker, your broker will return one proxy card to Computershare on behalf of all of its clients.

How are votes counted?

Votes will be counted by Computershare, who will separately count “for” and “against” votes, abstentions and broker non-votes. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes?’” and “Which proposals are considered ‘routine’ and ‘non-routine’?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee or other record holder of ordinary shares indicates on a proxy form that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, you must instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which proposals are considered “routine” or “non-routine?”

The following proposal are considered discretionary or “routine” under applicable rules:

●

Proposal 4 - the ratification of the appointment of Ernst & Young LLP, the U.S. member firm of Ernst & Young Global Limited, as our U.S. independent registered public accounting firm for the fiscal year ending December 31, 2020;

●	Proposal 5 - the approval of the re-appointment of the U.K. member firm of Ernst & Young Global Limited, Ernst & Young LLP as our U.K. statutory auditors;
●	Proposal 6 - the authorization for the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2020;
●	Proposal 7 - to receive the U.K. statutory annual accounts and reports for the fiscal year ended December 31, 2019;
●	Proposals 11, 12 and 13 - the authorization of allotment of shares and disapplication of pre-emption rights.

Therefore, broker non-votes are not expected to be submitted in connection with these proposals. Proposals 1, 2, 3, 8, 9 and 10 are non-routine and broker non-votes may be submitted with respect to them.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the ordinary shares you own as of the Record Date.

What if I plan to attend the Meeting?

You must not attend the Meeting in person. As at the date hereof, the ‘Stay at Home’ measures that have been published by the Government of the United Kingdom prohibit public gatherings in the United Kingdom of more than two people. As a result, you will be refused entry if you attempt to attend the Meeting in person.

Instructions on how to attend the live webcast of the Meeting, including how to demonstrate proof of stock ownership, are posted at the Meeting center website at www.meetingcenter.io/245697395. See also “How do I attend the Meeting via webcast?” and “Can I attend the Meeting via webcast as a guest?”

Why is the Company having a hybrid Meeting?

At the date of the mailing of this Proxy Statement, the coronavirus (COVID-19) outbreak continues to spread around the world. We are facing an unpredictable and volatile situation with respect to the progress of COVID-19, which has been classified as a global pandemic. The health and safety of our shareholders and employees are of paramount concern to your Board of Directors and management. Therefore, to minimize the risk to shareholders and employees and to comply with the law of the United Kingdom, we are prohibiting shareholders from attending the Meeting in person and instead strongly encouraging all shareholders to access the Meeting via the live webcast. Instructions for accessing the webcast are provided throughout this Proxy Statement.

What if during the Meeting I have technical difficulties or trouble accessing the live webcast of the Meeting?

If you encounter any difficulties once you have logged into the live webcast of the Meeting, Computershare will have online technical assistance available. Please follow the instructions that will be posted on the Meeting center website at www.meetingcenter.io/245697395 in case you experience any technical difficulties during the Meeting.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, e-mail, Internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse brokers, banks and other nominees for their expenses in sending these materials to shareholders who hold shares in street name.

What do I do if I receive more than one notice or proxy card?

If you hold your shares in more than one account, you will receive a notice or proxy card for each account. To ensure that all of your shares are voted, please sign, date and return all proxy cards or use each proxy card or notice to vote by telephone or via the Internet. Please be sure to vote all of your shares.

Will there be any other business conducted at the Meeting?

No. In accordance with our Articles of Association, no matters other than proposals 1 through 13 may be presented at this Meeting. We have not been notified of, and our Board of Directors is not aware of, any other matters to be presented for action at the Meeting.

Who is the transfer agent?

As noted above, our transfer agent is Computershare. All communications concerning shareholder of record accounts, including address changes, name changes, share transfer requirements and similar issues can be handled by contacting our transfer agent at +1-855-895-7224 (within the U.S., U.S. Territories and Canada), +1-732-491-0756 (outside the U.S., U.S. Territories and Canada), or in writing by regular mail to Computershare, P.O. Box 505005, Louisville, KY 40233-5005 USA or by overnight mail to Computershare, 462 South 4th Street, Suite 1600, Louisville KY 40202, USA.

How can I find out the results of the voting at the Meeting?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the Meeting. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine seated directors, divided into the following three classes:

●	Class I directors: Patrick J. Balthrop, Sr., Patricia Randall and Herm Rosenman whose current terms will expire at the Meeting;
●	Class II directors: Ronald A. Andrews, Jr., Mark Klausner and James R. Tobin whose current terms will expire at the 2021 annual general meeting of shareholders;
●	Class III directors: A. Scott Walton, Richard A. Sandberg and Dr. Peter Wrighton-Smith whose current terms will expire at the 2022 annual general meeting of shareholders.

Each class has a three-year term. At each annual general meeting of shareholders, directors whose terms will then expire (or their successors, if such directors are not nominated for re-election) will be elected to serve for a three year term.

Upon the recommendation of the Nominating, Corporate Governance and Compliance Committee, our Board of directors has nominated Patrick J. Balthrop, Sr., Patricia Randall and Herm Rosenman for re-election as class I directors to hold office from the date of his or her election until the 2023 annual general meeting of shareholders and until his or her successor is elected and has been qualified, or until his or her earlier death, resignation or removal. No other nominees for class I directors have been presented. Therefore, it is anticipated that following the Meeting, the Board of Directors will be comprised of nine members, with three members representing each class of directors.

In connection with proposals 1 through 3, we set forth the biographical information for each of the nominees to our Board of Directors. For biographical information for the class II and class III directors not subject to re-election at the Meeting, see the section of this Proxy Statement titled “Board of Directors and Corporate Governance.”

PROPOSAL 1 – ELECTION OF PATRICK J. BALTHROP, SR. TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Patrick J. Balthrop, Sr. is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, he will hold office from the date of his election until the 2023 annual general meeting of shareholders and until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Balthrop has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Balthrop, 63, is the Chairman of our Board of Directors, having been appointed in 2019. He has served as a Director since 2016. He is the founding principal of Apalachee Ventures LLC, a venture and investment company focusing on emerging life science companies. Mr. Balthrop served as president, chief executive officer and director of Luminex Corporation (“Luminex”), a life science tools and molecular diagnostics company from 2004 to 2014, during which time the company’s revenues grew eightfold. While at Luminex, he implemented innovative research and development programs which led to the development and subsequent successful commercialization of many new products and oversaw multiple significant acquisitions. Prior to joining Luminex, Mr. Balthrop served as president of Fisher Healthcare, now a division of Thermo Fisher Scientific, Inc. from 2002 to 2004. Prior to that, he held multiple positions in diagnostics and vascular devices during his more than twenty years at Abbott Laboratories. Mr. Balthrop currently serves as chairman of the board of directors of Agendia, Inc., a personalized medicine and molecular cancer diagnostics company, and as chairman of the board of directors of Discovery Life Sciences (formerly Folio Conversant), a premier provider of research services and biospecimen solutions to the life sciences industry. He is also a member of the board of directors of Personalis, Inc., a provider of advanced genomic sequencing and analytics for immuno-oncology. He serves as a director of Klaris Dx, a company using neural networks and single cell biometric analysis to enable fast and accurate diagnosis of antibiotic resistant infectious agents. Mr. Balthrop earned his bachelor’s degree in Biology from Spring Hill College and his Master of Business Administration from the Kellogg School of Management Northwestern University.

Based on his extensive experience as a senior executive and member of the board of directors of companies in the healthcare sector, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Mr. Balthrop is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF PATRICK J. BALTHROP, SR. TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR.

PROPOSAL 2 – ELECTION OF PATRICIA RANDALL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Patricia Randall is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, she will hold office from the date of her election until the 2023 annual general meeting of shareholders and until her successor is elected and has been qualified, or until her earlier death, resignation or removal. Ms. Randall has agreed to serve if elected, and we have no reason to believe that she will be unable to serve.

Ms. Randall, 69, is a Director, having been elected in 2014.  Most recently, she served as our senior vice president and general counsel. Ms. Randall joined Oxford Immunotec in 2008 as general counsel and was responsible for all legal affairs of the Company through her retirement and election to the board of directors. Before joining Oxford Immunotec, from 2003 to 2008, she served as vice president, general counsel and secretary of Matritech, Inc., a biotechnology company specializing in proteomic diagnostic products for the early detection of a variety of cancers. She previously served as a member of senior management and general counsel of two other publicly-traded companies. Ms. Randall has practiced law for over 35 years for both public and private companies and in private practice. Until December 2017, she served as a member of the board of directors of Belmont Instrument Corporation, a private medical device company that develops, manufactures and markets critical care devices. She continues to serve as a member of the board of directors of BIC Holding Corp. following the sale of a majority interest in Belmont Instrument Corporation to a private equity firm. Ms. Randall earned her bachelor’s degree in Philosophy from American University and her juris doctor from Northeastern University School of Law.

Based on her extensive experience as a senior executive and an officer of several publicly-traded companies, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Ms. Randall is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF PATRICIA RANDALL TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR.

PROPOSAL 3 – ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR

Herm Rosenman is currently a member of our Board of Directors and has been nominated for re-election as a class I director. If elected, he will hold office from the date of his election until the 2023 annual general meeting of shareholders and until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Mr. Rosenman has agreed to serve if elected, and we have no reason to believe that he will be unable to serve.

Mr. Rosenman, 72, is a Director, having been elected in 2013. He was the chief financial officer of Natera, Inc., a publicly-traded company focused on non-invasive genetic testing and the analysis of circulating cell-free DNA, from January 2014 to January 2017. Prior to that, Mr. Rosenman served as senior vice president, finance and chief financial officer of Gen-Probe Incorporated, a publicly-traded molecular diagnostics company, from 2001 until the sale of that company to Hologic, Inc. in October 2012. From 1997 to 2000, he was president and chief executive officer of Ultra Acquisition Corp., a manufacturer and parts retailer and from 1994 to 1997, he was president and chief executive officer of RadNet Management, Inc., a healthcare provider. Mr. Rosenman also previously served as chief financial officer of Rexene Corp. and was an audit partner at Coopers & Lybrand (now PricewaterhouseCoopers LLP). He is currently a member of the board of directors and audit committee chairman at Natera, Inc., a publicly-traded company, a member of the board of directors and audit committee chairman at Vivus, Inc., a publicly traded biopharmaceutical company, a member of the board of directors at DermTech, Inc., a publicly-traded global leader in non-invasive molecular dermatology, since its business combination completion in August 2019 and on DermTech Operations’ board of directors and audit committee chairman between February 2017 and August 2019 and an advisory board member of the Scripps Clinic and Scripps Green Hospital, a large healthcare provider in San Diego, California. Previously, Mr. Rosenman served on numerous other public and private company boards of directors, frequently as a member of audit committee, including BioFire Diagnostics, Inc., Medistem, Inc., ARYx Therapeutics, Infinity Pharmaceuticals, Inc., Emphasys Medical, Inc. and Discovery Partners International, Inc. He is a certified public accountant who received his bachelor’s degree in Finance and Accounting from Pace University and his Master of Business Administration from the Wharton School of the University of Pennsylvania.

Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the diagnostics and healthcare sectors, as well as his substantial background as a public company chief financial officer and as an auditor and certified public accountant, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Mr. Rosenman is qualified to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF HERM ROSENMAN TO THE BOARD OF DIRECTORS AS A CLASS I DIRECTOR.

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, THE U.S. MEMBER FIRM OF ERNST & YOUNG GLOBAL LIMITED AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

PROPOSAL 5 – APPROVAL OF THE RE-APPOINTMENT OF THE U.K. MEMBER FIRM OF ERNST & YOUNG GLOBAL LIMITED, ERNST & YOUNG LLP, AS OUR U.K. STATUTORY AUDITORS UNDER THE U.K. COMPANIES ACT 2006, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT GENERAL MEETING AT WHICH THE U.K. STATUTORY ACCOUNTS ARE PRESENTED

PROPOSAL 6 – AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our U.S. independent registered public accounting firm and our U.K. statutory auditors. The Audit Committee has approved the appointment of Ernst & Young Global Limited’s U.S. member firm, Ernst & Young LLP (“E&Y (U.S.) LLP”) as our principal auditors and U.S. independent registered public accounting firm and the appointment of Ernst & Young Global Limited’s U.K. member firm, Ernst & Young LLP (“E&Y (U.K.) LLP”) as our U.K. statutory auditor for our fiscal year ending December 31, 2020. E&Y (U.K.) LLP has served as our U.K. statutory auditors under the U.K. Companies Act 2006 since our registration as a public limited company on August 16, 2013. Although current laws, rules and regulations, as well as the charter of the Audit Committee, require our independent auditors to be selected and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditors to be an important matter of shareholder concern and is submitting the selection of E&Y (U.S.) LLP and E&Y (U.K.) LLP for ratification by shareholders as a matter of good corporate practice. If the shareholders do not ratify the selection of E&Y (U.S.) LLP as our U.S. independent registered public accounting firm and the selection of E&Y (U.K.) LLP as our U.K. statutory auditor, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Ernst & Young Global Limited’s U.S. and U.K. member firms. If the shareholders do ratify the selection of E&Y (U.S.) LLP as our U.S. independent registered public accounting firm and the selection of E&Y (U.K.) LLP, the Audit Committee may nonetheless select a different auditing firm at any time during the year if it determines that such a change would be in our best interests.

Proposal 4 seeks your ratification of the appointment of E&Y (U.S.) LLP as our U.S. independent registered public accounting firm for the fiscal year ending December 31, 2020.

Proposal 5 seeks your approval of the re-appointment of E&Y (U.K.) LLP to serve as our U.K. statutory auditor, to hold office until the conclusion of the next general meeting at which the U.K. statutory accounts are presented to shareholders. In the event this proposal does not receive the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the Meeting, the Board of Directors may appoint an auditor to fill the vacancy.

Proposal 6 authorizes the Audit Committee to determine our U.K. statutory auditors’ remuneration for the fiscal year ending December 31, 2020.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

FOR:

●

Proposal 4 to ratify the appointment of ERNST & YOUNG LLP, THE U.S. MEMBER FIRM OF ERNST & YOUNG GLOBAL LIMITED, as our U.S. independent registered public accounting firm for the year endING December 31, 2020;

●

Proposal 5 to approve the re-appointment of THE U.K. MEMBER OF Ernst & Young GLOBAL LIMITED, ERNST & YOUNG LLP, as our U.K. statutory auditors under the U.K. Companies Act 2006, to hold office until the conclusion of the next general meeting at which our Statutory accounts are presented; and

●	Proposal 6 to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 7 – RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS

At the Meeting, our Board of Directors will present our U.K. statutory annual accounts and reports for the period January 1, 2019 through December 31, 2019, which includes the audited portion of the directors’ annual report on remuneration. We will provide our shareholders with an opportunity to receive the U.K. statutory annual accounts and reports to raise questions in relation to them.

THE BOARD OF DIRECTORS AND AUDIT COMMITTEE RECOMMEND A VOTE

 FOR THE RESOLUTION TO RECEIVE THE COMPANY’S U.K. STATUTORY ANNUAL ACCOUNTS AND REPORTS.

PROPOSAL 8 – APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION

Our U.K. statutory directors’ remuneration report is set forth as Part I of Annex A to this Proxy Statement. The directors’ remuneration report includes the annual report on remuneration. This document describes in detail our remuneration policies and procedures and explains how these policies and procedures help to achieve our compensation objectives with regard to attracting and retaining high-quality directors. Our Board of Directors and the Remuneration Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our Board of Directors has approved and signed the report in accordance with English law.

At the Meeting, the shareholders will vote on the annual report on remuneration. This vote is advisory and non-binding. Although non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the Meeting, and as required under English law, the directors’ annual report on remuneration will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR U.K. STATUTORY DIRECTORS’ ANNUAL REPORT ON REMUNERATION, AS SET FORTH IN PART I OF ANNEX A TO THIS PROXY STATEMENT.

PROPOSAL 9 – APPROVAL, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on a non-binding, advisory basis, the compensation paid to our named executive officers (“Named Executive Officers”) as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s (the “SEC”) rules. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation paid to our Named Executive Officers.

As described in more detail in the section of this Proxy Statement titled “Executive Compensation,” the primary goal of our executive compensation program is to ensure that we attract, hire and retain talented and experienced executive officers who are motivated to achieve or exceed our corporate goals. We seek to have an executive compensation program that fosters synergy among our management team, incentivizes our executive officers to achieve our short-term and long-term goals, and fairly rewards our executive officers for corporate and individual performance.

In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:

● Compensation should relate to performance. We believe that executive compensation should be directly linked to corporate, as well as individual performance.

● Equity awards help executive officers think like shareholders. We believe that our executive officers' total compensation should have a significant equity component because share-based awards help reinforce the executive officers' long-term interest in our overall performance and align the interests of our executive officers with the interests of our shareholders.

● Total compensation opportunities should be competitive. We believe that our total compensation programs should be competitive so that we can attract, retain and motivate talented executive officers who will help us to outperform our competitors.

Our Board of Directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our shareholders.

We are asking our shareholders to indicate their support for the compensation paid to our Named Executive Officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation paid to our named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual General Meeting of Shareholders.”

Although this “say-on-pay” vote is advisory and non-binding, our Board of Directors and Remuneration Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Accordingly, to the extent there is a significant vote against the compensation of our Named Executive Officers, we will consider shareholders’ concerns, and the remuneration committee will evaluate what actions may be necessary or appropriate to address those concerns. Currently, we expect to hold an advisory vote on the compensation paid to our Named Executive Officers each year and expect that the next such vote will occur at our 2021 annual general meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR APPROVAL, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 10 – APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY

Our U.K. statutory directors’ remuneration policy is set forth as Part II of Annex A to this proxy statement. Our directors’ remuneration policy has as its objective the engagement and retention of high-quality directors. The original remuneration policy was approved by the shareholders at our 2014 annual general meeting and approved again at our 2017 annual general meeting. As set forth in Part II of Annex A, we submit our new proposed remuneration policy, which our Board of Directors has determined is competitive and consistent with current market practices. The policy, as proposed, amends the fixed compensation for service as a member or chair of a committee of our Board of Directors and instead requires the Board of Directors to set compensation for committee service at rates that are consistent with market practice. Similarly, the proposed remuneration policy retains the equity components of compensation but allows the Board greater discretion in fixing the size of the awards consistent with market practice. By making these changes, our Board of Directors will be required to maintain compensation practices consistent with our market peer group while having the flexibility to form committees as required to achieve Board objectives and to recruit qualified directors.

Our Board of Directors has approved the directors’ remuneration policy and believe it effective to achieve its objectives. The directors’ remuneration policy, if approved, will take effect immediately upon conclusion of the Meeting. For further information about the policy, see the section of this Proxy Statement titled “Director Remuneration and Attendance.”

THE BOARD RECOMMENDS YOU VOTE

FOR APPROVAL OF OUR DIRECTORS’ REMUNERATION POLICY INCLUDED IN PART II OF ANNEX A TO THIS PROXY STATEMENT.

PROPOSALS 11, 12 and 13 – AUTHORIZATION OF ALLOTMENT OF SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS

As a U.K. Company which is governed by the Companies Act 2006, our Board of Directors may only allot ordinary shares or grant rights over ordinary shares if authorized to do so by our shareholders. If so authorized, English law requires us to offer them in the first instance to our existing shareholders in proportion to their holdings, unless the shareholders have waived their statutory rights of pre-emption in respect of such allotment or grant of rights.

Our Board of Directors anticipates that there may occasions when they need flexibility to finance business opportunities, or otherwise act in the best interests of the Company, by the issuance of ordinary shares or rights over ordinary shares without a pre-emptive offer to existing shareholders. To ensure our continued ability to respond to market conditions and address business needs, our Board of Directors considers it appropriate that they be granted additional authority in Proposal 11 to allot ordinary shares or grant rights over ordinary shares up to an aggregate nominal amount equal to £57,989 which represents approximately 33.3% of our issued share capital of the Company as of April 22, 2020, the latest practicable date prior to publication of this Proxy Statement; provided however, that if we make offers or agreements prior to the expiration of the granted authority that will require allotment of ordinary shares after such expiration, our Board of Directors may allot ordinary shares or grant rights to subscribe for, or convert any security into, ordinary shares pursuant to such offer or agreement notwithstanding the expiration of authority conferred by this resolution. If the shareholders approve this grant of authority, their approval would be effective until the conclusion of the next annual general meeting of shareholders. In line with the Investment Association guidelines, the authority will also permit the Board of Directors to allot an additional one-third of the Company’s issued share capital provided such shares are reserved for a fully pre-emptive rights issue.

If the Board of Directors wish to use the authority conferred in Proposal 11 to allot shares for cash, section 561(a) of the Companies Act requires that the new shares must be offered first to the existing equity shareholders in proportion to their holdings, unless a special resolution (i.e., at least 75% of votes cast) has been passed in a general meeting of shareholders dis-applying such pre-emption. To ensure the Company has flexibility to use its share capital to pursue strategic transactions or finance growth, our Board of Directors proposes that they be empowered to allot equity securities without having to offer them first to existing shareholders. To enable this to be done, shareholders must first waive these pre-emption rights.

Proposal 12 seeks the dis-application of pre-emption rights and reflects the recommendations set out in the Pre-Emption Group’s (“PEG”) Statement of Principles. It seeks to modify the pre-emption rights of existing shareholders as follows:

●

sub-paragraph (a) of Proposal 12 seeks authority for the Board of Directors to allot new shares for cash by way of a pre-emptive offer or rights issue and to make any arrangements which may be necessary to deal with any legal or practical problems arising from a rights issue or the pre-emptive offer;

●

sub-paragraph (b) of Proposal 12 seeks authority to issue new shares up to a maximum aggregate nominal value of £8,698, being approximately 5% of the issued ordinary share capital of the Company as of April 22, 2020, being the latest practicable date prior to publication of this proxy statement; and

●

Proposal 13 seeks authority to issue new shares up to a further maximum aggregate nominal value of £8,698, being approximately 5% of the issued ordinary share capital of the Company as of April 22, 2020, being the latest practicable date prior to publication of this proxy statement, provided that such issue is made in connection with an acquisition or specified capital investment.

If given, the authorities sought by our Board of Directors under Proposals 11, 12 and 13 will expire at the close of the 2021 annual general meeting of shareholders or, if earlier, fifteen months from the date of the passing of the resolutions (unless varied or revoked before then).

Our Board of Directors does not have any present intention to exercise the authorities proposed under Proposals 11, 12 and 13. We do not currently hold any of our shares in treasury.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE

FOR APPROVAL OF THE AUTHORIZATION OF ALLOTMENT OF SHARES AND DISAPPLICATION OF PRE-EMPTION RIGHTS.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

As stated above, our Board of Directors currently consists of nine directors, divided into three classes. Following the Meeting, if proposals 1 through 3 are approved, our Board of Directors will have nine directors, with three members in each class of directors. The biographical information for Patrick J. Balthrop, Patricia Randall and Herm Rosenman, the three nominees to our Board of Directors as class I directors is provided in the foregoing proposals. Below is biographical information for the class II and class III directors who will remain seated following the Meeting.

Class II Directors — Continuing in Office until the 2021 Annual General Meeting of Shareholders

Ronald A. Andrews, Jr., 60, is a Director, having been elected in 2015. Mr. Andrews is currently the president and chief executive officer of Oncocyte, a molecular oncology company. Prior to stepping into the role of chief executive officer in July of 2019, Mr. Andrews was the co-founder and senior partner of the Bethesda Group, a consulting firm that advises companies in the molecular diagnostics and genomics fields. Prior to founding the Bethesda Group in 2015, Mr. Andrews served as president of the Genetic Sciences Division of Thermo Fisher Scientific from September 2013 to December 2014, and as president of the Medical Sciences Venture for Life Technologies from February 2012 to September 2013 when Life Technologies was acquired by Thermo Fisher Scientific. From 2004 to December 2010, Mr. Andrews was the chief executive officer and vice chairman of the board of Clarient, Inc., a cancer diagnostics company, and from December 2010 to February 2012 he served as chief executive officer of GE Molecular Diagnostics after Clarient, Inc. was acquired by GE Healthcare. Mr. Andrews also held management positions with companies in diagnostics and related medical fields, including Roche Molecular Diagnostics, Immucor, Inc. and Abbott Labs. Mr. Andrews is a member of the board of governors of CancerLinQ LLC, a wholly-owned non-profit subsidiary of the American Society of Clinical Oncology. Mr. Andrews earned his bachelor’s degree in Biology and Chemistry from Wofford College. Based on his extensive experience as a senior executive and member of the board of directors of companies in the healthcare sector, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Mr. Andrews is qualified to serve on our Board of Directors.

Mark Klausner, 54, is a Director, having been elected in March 2018. He is the co-founder and managing partner of Westwicke, an ICR Company, a capital markets advisory and investor relations firm focused on the healthcare industry. Prior to co-founding Westwicke in 2006, Mr. Klausner was a managing director in the equity capital markets group at Wachovia Corporation (now Wells Fargo Corporation) from 2004 to 2006. Prior to this, from 1991 to 2004, he worked in investment banking, equity capital markets and commercial banking positions at firms including Deutsche Bank (and predecessor firms Bankers Trust and Alex. Brown & Sons), Merrill Lynch (now Bank of America Merrill Lynch) and Citibank. Mr. Klausner earned his bachelor’s degree in Economics and Computer Science from Colgate University and his Master of Business Administration from the University of Virginia Darden School of Business. Based on his extensive experience in the capital markets and knowledge of the healthcare industry, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Mr. Klausner is qualified to serve on our Board of Directors.

James R. Tobin, 75, is a Director, having been elected in 2014. He served as chief executive officer and president of Boston Scientific Corporation, a medical device company, from 1999 to 2009. Prior to that, he served as chief executive officer and president of Biogen Idec, Inc. (“Biogen”), a global biotechnology company, from 1997 to 1998 and as Biogen's president and chief operating officer from 1994 to 1997. Before joining Biogen, Mr. Tobin spent 22 years with Baxter International, or Baxter, rising from financial analyst to president and chief operating officer, and holding various positions within senior management during his tenure. He currently serves as chairman of the board of directors of TransMedics, Inc., a medical technology company dedicated to improving quality, assessing viability and increasing the utilization of donor organs for transplantation, and as a member of the board of directors of Globus Medical, Inc., a publicly-traded musculoskeletal solutions company and Resolys Bio, Inc., a privately-held clinical-stage biotechnology company. He was previously a member of the board of directors of Aptus Endosystems, Inc., a medical device company developing advanced technology for treating abdominal aortic aneurysms (AAA), Curis, Inc., an oncology-focused drug development company, CardioDx, Inc., a cardiovascular genomic diagnostics company, as well as several other private companies. He served as Lieutenant in the U.S. Navy from 1968 to 1972. Mr. Tobin earned his bachelor’s degree from Harvard College and his Master of Business Administration from Harvard Business School. Based on his extensive experience as a senior executive and member of the board of directors of numerous public companies in the life sciences industry, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Mr. Tobin is qualified to serve on our Board of Directors.

Class III Directors — Continuing in Office until the 2022 Annual General Meeting of Shareholders

Richard Sandberg, 77, is a Director, having previously been the Chairman of our Board of Directors from 2008 through 2019. He has played a principal role in starting and building a number of medical diagnostic companies including that of founder, chairman, chief executive officer, and chief financial officer of DIANON Systems Inc., an oncology diagnostics company that was a pioneer in marketing new diagnostic technologies as a service rather than a product offering. He also served as chairman and chief financial officer of Lifecodes Corporation, a pioneer in DNA testing technology; chief financial officer and director of Matritech Inc., a biotechnology company that specialized in proteomic diagnostic products for the early detection of a variety of cancers; and as chief financial officer of Critical Diagnostics, Inc., a company specializing in developing new diagnostic tests for cardiology. He currently serves as a director of Precipio, a publicly-traded cancer diagnostics company providing diagnostic products and services to the oncology market. He has also served as a director of North American Scientific Inc., a publicly-traded developer and marketer of radiation therapy products and systems for treating breast and prostate cancer, from 2005 to 2009 and as a director of Ethan Allen Interiors Inc., an international manufacturer and retailer of fine home furnishings, from 2003 to 2009.  He continues to serve as Chairman, director and/or executive officer of multiple privately-held healthcare companies.  Mr. Sandberg earned his bachelor’s degree in Business from Northwestern University and his Master of Business Administration from Harvard Business School. Based on his extensive experience as a senior executive and director of numerous public and private companies in the healthcare sector, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors.

A. Scott Walton, 53, is a Director, having been elected in 2015. He served as chief executive officer of Inform Diagnostics (formerly known as Miraca Life Sciences), the largest independent anatomic pathology provider in the United States, from November 2017 until July of 2018. From 2012 to 2017, Mr. Walton served as president and chief executive officer of Ameritox, a company that offers laboratory testing and practice management tools to help clinicians coordinate and optimize the care of chronic pain and behavioral health patients. Prior to joining Ameritox, from 2005 to 2012, he held senior leadership positions within Laboratory Corporation of America, most recently serving as executive vice president of the esoteric testing businesses, and as a member of LabCorp’s five person executive committee. Prior to this, Mr. Walton led LabCorp’s strategic planning and merger & acquisition activities, and also served as the company’s chief information officer. Earlier in his career, he held management consultant positions with PricewaterhouseCoopers, KPMG LLP and Ernst & Young where he focused on the healthcare market. Mr. Walton earned his bachelor’s degree from Yale University and his Master of Business Administration from Harvard Business School. Based on his extensive experience as a senior executive in the healthcare industry, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Mr. Walton is qualified to serve on our Board of Directors.

Peter Wrighton-Smith, 45, is our Chief Executive Officer and a Director. He has held both positions since founding Oxford Immunotec in 2002. Before founding Oxford Immunotec, Dr. Wrighton-Smith held senior positions with PowderJect Pharmaceuticals PLC, including as managing director of PowderJect Diagnostics Ltd., a subsidiary of PowderJect engaged in the development of cellular immune-based diagnostics. He is presently a member of the Board of Directors of Inivata Limited, a privately held company in clinical cancer genomics. He earned his master’s degree in Engineering, Economics and Management, and his doctorate in Medical Engineering from Oxford University. Based on his extensive experience as our Chief Executive Officer, the Nominating, Corporate Governance and Compliance Committee of our Board of Directors concluded that Dr. Wrighton-Smith is qualified to serve on our Board of Directors.

Corporate Governance

Structure of our Board of Directors

The leadership structure of our current Board of Directors separates the positions of CEO and Chairman of the Board. The Board believes that this separation is appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives. The Board of Directors consists of a majority of independent directors. The Board believes this independence is appropriate for the Company as it allows for sufficient independent oversight of management.

Independence of our Board of Directors

Our Board of Directors has determined that all of our directors, other than Dr. Wrighton-Smith, qualify as “independent” directors in accordance with the independence requirements under the applicable listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), as well as applicable rules promulgated by the SEC. Dr. Wrighton-Smith is not considered independent because he is our Chief Executive Officer and an employee of the Company.

Our Board of Directors has determined that, for each independent director, no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Additionally, there are no family relationships among any of our directors or executive officers.

Our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Nominating, Corporate Governance and Compliance Committee, Audit Committee, Remuneration Committee of our Board of Directors are comprised entirely of independent directors.

Committees of our Board of Directors

Our Board of Directors presently has three standing committees: the Audit Committee; the Nominating, Corporate Governance and Compliance Committee; and the Remuneration Committee. The charters for each of these committees can be found in the Corporate Governance section on our website at http://investor.oxfordimmunotec.com.

Name	Audit Committee	Remuneration Committee	Nominating, Corporate Governance and Compliance Committee
Peter Wrighton-Smith Ph.D.
Richard A. Sandberg	X		X
Ronald Andrews Jr.		X
Patrick J. Balthrop Sr., Chairman		X	X
Patricia Randall		X	X*
Mark Klausner	X
Herm Rosenman	X*†	X
James R. Tobin		X*	X
A. Scott Walton	X		X

* Chair

† Audit Committee Financial Expert

Audit Committee

Our Audit Committee is currently composed of Messrs. Klausner, Rosenman, Sandberg and Walton, with Mr. Rosenman serving as chair of the committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable listing standards of The Nasdaq Global Market. Our Board of Directors has determined that Mr. Rosenman is an “audit committee financial expert” within the meaning of SEC regulations and the applicable listing standards of Nasdaq. The Audit Committee held eight meetings during 2019. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

•

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding any accounting, internal accounting controls or auditing matters;

•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	annually reviewing and assessing the adequacy of the committee charter and submitting any changes to our Board of Directors for approval.

Remuneration Committee

Our Remuneration Committee is currently composed of Ms. Randall and Messrs. Tobin, Andrews, Balthrop and Rosenman with Mr. Tobin serving as chair of the committee. Our Board of Directors has determined that each member of the Remuneration Committee is “independent” as defined under the applicable listing standards of Nasdaq. The Remuneration Committee held 11 meetings during 2019. The Remuneration Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer, without the chief executive officer’s presence;

•	reviewing and approving the compensation of our other executive officers;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Remuneration Committee;

•	producing a Remuneration Committee report on executive compensation as required by the rules of the SEC to be included in our annual proxy statement;

•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the applicable listing standards of Nasdaq; and

•	reviewing and making recommendations to our Board of Directors with respect to director compensation.

Our Board of Directors has delegated to the Remuneration Committee the authority to determine the remuneration for our executive officers. Non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval. Our executive officers participate in general discussions with our Remuneration Committee and Board of Directors about these remuneration matters but they do not participate in discussions during which their individual remuneration is being considered and approved.

The Remuneration Committee has the authority to delegate to its subcommittees any of the responsibilities of the full Committee and to officers of the Company such responsibilities of the full Committee as may be permitted by applicable laws, rules or regulations and in accordance with Nasdaq listing rules.

During 2019, the Remuneration Committee retained Anderson Pay Advisors, LLC (“Anderson”) to provide independent advice and consultation with respect to remuneration arrangements for our directors, chief executive officer, senior management and other employees. Anderson Pay Advisors, LLC is a remuneration consultant with a reputation for design and implementation of remuneration programs, including the design and implementation of equity-based award programs. The amounts paid to Anderson Pay Advisors, LLC in 2019 totaled $40,000.

The Remuneration Committee may select, or obtain advice from, a compensation consultant, legal counsel or other adviser to the Remuneration Committee, after considering all factors relevant to the independence of such person in accordance with Nasdaq listing rules and any other applicable laws, rules or regulations.

The Remuneration Committee has assessed Anderson’s independence and determined that there was no conflict of interest resulting from retaining Anderson for this engagement.

Nominating, Corporate Governance and Compliance Committee

Our Nominating, Corporate Governance and Compliance Committee is currently composed of Ms. Randall and Messrs. Balthrop, Sandberg, Tobin, and Walton, with Ms. Randall serving as chair of the Committee. The Nominating, Corporate Governance and Compliance Committee was formed in 2019; combining the Company’s previous Nominating Committee with the Corporate Governance and Compliance Committee. The Nominating Committee held one meeting, while the Corporate Governance and Compliance Committee held three meetings. Once combined the Nominating, Corporate Governance and Compliance Committee held three meeting. The Nominating, Corporate Governance and Compliance Committee responsibilities include:

•	overseeing and administrating Company’s Corporate Governance Guidelines, including those guidelines related to the structure and organization of our Board of Directors;

•	adhering to Company’s Code of Business Conduct and Ethics, including the Corporate Compliance Program; and

•	identifying and nominating suitable candidates for election to the Board of Directors and for succession planning.

Meetings of the Board of Directors and Annual Meeting Attendance

In 2019, our Board of Directors met nine times and all of our then current directors attended a minimum of 89% of the meetings of our Board of Directors and its committees during 2019. Our directors are strongly encouraged to attend our annual general meeting of shareholders, but attendance is not mandatory. In 2019, all of our directors attended the annual general meeting of shareholders.

Board Oversight of Risk Management

Our management is primarily responsible for assessing and managing risk, while our Board of Directors is responsible for overseeing and evaluating management’s execution of its responsibilities. The leadership structure of the Board of Directors separates the positions of CEO and Chairman of the Board, which is believed to be appropriate for the Company at this time because it allows for a division of responsibilities and a sharing of ideas between individuals having different perspectives.

Our Board of Directors is supported by its committees in fulfillment of this responsibility. For example, our Audit Committee focuses on our overall financial risk by evaluating our internal controls and disclosure policies as well as ensuring the integrity of our financial statements and periodic reports. Our Remuneration Committee strives to create incentives that encourage an appropriate level of risk-taking consistent with our business strategy. Our Nominating, Corporate Governance and Compliance Committee recommends and nominates suitable candidates for director and oversees management’s succession planning. The Nominating, Corporate Governance and Compliance Committee also ensures that our governance policies and procedures are appropriate. Lastly, this committee oversees the Company’s compliance program. As part of its overall oversight of risk management, the Board of Directors provides oversight of management's efforts to address the enterprise risks facing the Company, including cybersecurity risks, by receiving periodic presentations at both the Board and committee levels. These reports to the Board of Directors and its committees review the threats posed to the business and management's efforts to address those risks and to prevent adverse incidents, including cybersecurity incidents.

Director Nomination Process

Currently, the Nominating, Corporate Governance and Compliance Committee of the Board of Directors reviews and identifies possible candidates for the Board of Directors, approving for appointment such candidates as appropriate in light of the Board of Directors Membership Criteria (the “Criteria”). These Criteria are posted in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com as part of the Corporate Governance Guidelines. These Criteria describe specific traits, abilities and experience that the Board of Directors looks for in determining candidates for election to the Board of Directors, which include, among others:

•	the highest personal and professional ethics, integrity and values;
•	commitment to representing the long-term interests of the Company’s shareholders;
•	independence under the standards promulgated by Nasdaq; and
•

ability to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on our behalf, including attending all Board of Directors and applicable committee meetings.

Although we do not have a standalone diversity policy, diversity is among the critical factors that the Board of Directors considers when evaluating its composition. It is the policy of the Nominating, Corporate Governance and Compliance Committee that the composition of the Board of Directors reflect a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of accounting and finance, management, domestic and international markets, leadership, corporate governance, and diagnostics and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company. The Nominating, Corporate Governance and Compliance Committee believes that the current members of the Board of Directors and nominees to the Board of Directors reflect an appropriate diversity of gender, age, race, geographical background and experience. The Nominating, Corporate Governance and Compliance Committee is committed to continuing to consider diversity issues in evaluating the composition of the Board of Directors.

The Board of Directors’ policy does not contemplate any disparate treatment of management nominees versus those put forth by our shareholders.

Shareholder Recommendations and Nominees

It is the policy of our Board of Directors that the Nominating, Corporate Governance and Compliance Committee of our Board of Directors consider both recommendations and nominations for candidates to the Board of Directors from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by writing to our Company Secretary at the address below and providing evidence of the shareholder’s ownership of our ordinary shares, the nominee’s name, home and business address and other contact information, as well as the nominee’s detailed biographical data and qualifications for board membership, and information regarding any relationships between the recommended candidate and the Company within the last three fiscal years.

Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating, Corporate Governance and Compliance Committee of the Board of Directors. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Additional Information –Shareholder Proposals for 2021 Annual General Meeting.” Any vacancies on the Board of Directors occurring between our annual general meetings of shareholders may be filled by persons selected by a majority of the directors then in office, and any director so elected will serve until the next general meeting of shareholders at which directors are elected.

You may write to the Board of Directors at:

c/o Janet Louise Kidd

General Counsel and Company Secretary

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX 14 4RZ

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics (the “Code of Conduct”) that applies to our directors, officers and employees, including our chief executive officer and chief financial officer. The Code of Conduct is available in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to the Code of Conduct or any waivers of its requirements will be disclosed on our website rather than by filing a Form 8-K with the SEC.

Corporate Governance Guidelines

We have adopted written Corporate Governance Guidelines that apply to our Board of Directors and its members. The Corporate Governance Guidelines are available in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com. We expect that any amendments to our Corporate Governance Guidelines or any waivers of its requirements will be disclosed on our website.

No Hedging or Pledging of Company’s Securities

Pursuant to our insider trading policy, our directors, officers and employees may not engage in hedging transactions, including those designed to hedge or offset, decrease in the market value of the Company’s securities granted as compensation or held directly or indirectly by such person. We also prohibit our directors, officers and employee from holding the Company’s securities in a margin account or from otherwise pledging Company securities as collateral for a loan.

Shareholder Communication with the Board of Directors

It is the policy of our Board of Directors to allow shareholders to communicate with its members. Communications may be addressed to the entire Board of Directors, to the non-management directors as a group, or to any individual director. All such communications will be initially received and processed by the office of our Company Secretary. Spam, junk mail, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations and advertisements and threatening, hostile, illegal and similarly unsuitable communications will not be delivered to the Board of Directors, provided that such information will be made available to a director upon request. To contact members of the Board of Directors, a shareholder should send a letter to the following address:

c/o Janet Louise Kidd

General Counsel and Company Secretary

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX 14 4RZ

DIRECTOR REMUNERATION AND ATTENDANCE

In October 2013, our Board of Directors adopted a non-executive directors’ remuneration policy (“directors’ remuneration policy”), which was amended in June 2017, for our non-executive directors who are unaffiliated (“unaffiliated directors”) with a shareholder of our Company that holds 5% or more of our outstanding shares (“significant investors”). For purposes of the directors’ remuneration policy, a director is considered affiliated with a significant investor if, at the time of the initial election or appointment to our Board of Directors, or at any time during service as a director, he or she is or becomes an employee, officer, director, manager, managing member or general partner of a significant investor, or an employee, officer, director, manager, managing member or general partner of an entity that is an affiliate of a significant investor.

Affiliated directors do not receive director compensation. We presently have no affiliated directors. In addition, we do not pay director compensation to Dr. Wrighton-Smith because he is compensated as our Chief Executive Officer.

We have eight unaffiliated directors eligible for compensation under the directors’ remuneration policy: Mr. Balthrop, who serves as Chairman of our Board of Directors, Messrs. Andrews, Klausner, Rosenman, Sandberg, Tobin and Walton and Ms. Randall. We reimburse all directors for out-of-pocket costs incurred in their performance of service as directors in accordance with our standard expense reimbursement policies and procedures.

Under our directors’ remuneration policy, unaffiliated directors earned the following cash compensation:

Position	Cash Compensation
Board of Directors	$35,000
Chairman (additional retainer)(1)	$65,000
Audit Committee Chair (additional retainer)	$18,000
Remuneration Committee Chair (additional retainer)	$15,000
Nominating, Corporate Governance and Compliance Committee Chair (additional retainer)	$10,000
Audit Committee member/non-Chair (additional retainer)	$ 7,500
Remuneration Committee member/non-Chair (additional retainer)	$ 6,250
Nominating, Corporate Governance and Compliance Committee Member/non-Chair (additional retainer)	$ 5,000

(1) The additional retainer for the Chairman will be reduced to $40,000, effective upon the appointment of Mr. Balthrop as Chairman in July 2019.

Unaffiliated directors may also receive equity compensation in the form of share options under our 2013 Share Incentive Plan. Equity compensation for unaffiliated directors is divided into two components: (1) an initial option award granted upon appointment or election to our Board of Directors and covering 14,914 of our ordinary shares, with the right to exercise vesting in three equal installments on the date of the three succeeding annual general meeting of shareholders and (2) an annual option award granted to each newly appointed or elected member of our Board of Directors upon the date of appointment or election and to each continuing member of our Board of Directors on the day of the annual general meeting of shareholders. The annual option award covers 7,457 of our ordinary shares; provided, however, if initial appointment or election is not at an annual general meeting of shareholders and is made less than six months before such meeting will be held, the award will cover 3,728 of our ordinary shares. The exercise price of all options granted to unaffiliated directors will be the fair market value of the shares at the close of trading on the date of grant.

In 2019, our unaffiliated directors earned the compensation shown below, plus reimbursement for reasonable travel expenses.

Director Compensation for Fiscal Year 2019

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Ronald A. Andrews, Jr.	41,250	48,443	(2)	89,693
Patrick J. Balthrop, Sr.	65,625	48,443	(2)	114,068
Mark Klausner	42,500	48,443	(2)	90,943
Patricia Randall	51,250	48,443	(2)	99,693
Herm Rosenman	59,250	48,443	(2)	107,693
Richard A. Sandberg	73,750	48,443	(2)	122,193
James R. Tobin	55,000	48,443	(2)	103,443
A. Scott Walton	47,500	48,443	(2)	95,943

(1)

Amounts shown reflect the grant date fair value of options awarded in 2019 determined in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”), Topic 718. Assumptions used in the calculation of these amounts are included in Note 12, “Share option and equity incentive plans,” to our audited consolidated financial statements included in our annual report on Form 10-K.

(2)	Each non-executive director received the annual option award on June 18, 2019, which was the day of the 2019 annual general meeting of shareholders.

Deeds of Indemnification

We have entered into deeds of indemnification with each of our directors and executive officers. Pursuant to these agreements, we agree to indemnify these individuals to the fullest extent permissible under English law against liabilities arising out of, or in connection with, the actual or purported exercise of, or failure to exercise, any of his or her powers, duties or responsibilities as a director or officer, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also agree to use all reasonable endeavors to provide and maintain appropriate directors’ and officers’ liability insurance (including ensuring that premiums are properly paid) for their benefit for so long as any claims may lawfully be brought against them.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board of Directors. Continued appointment under the letter is contingent on continued satisfactory performance, re-nomination and approval by the Nominating, Corporate Governance and Compliance Committee of the Board of Directors, re-election by the shareholders and any relevant statutory provisions and provisions of our Articles of Association relating to removal of a director.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers as of the date of this Proxy Statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected. Information with respect to the directors and director nominees of the Company, including information for Dr. Peter Wrighton-Smith, is included under the caption “Board of Directors and Corporate Governance” in this Proxy Statement.

Mr. Stefan Linn, the former Chief Operating Officer of the Company, resigned from the Company, effective April 15, 2020.

Name	Age	Position

Peter Wrighton-Smith, Ph.D.	45	Chief Executive Officer and Class III Director

Matthew T E McLaughlin	43	Chief Financial Officer

Janet Louise Kidd	50	General Counsel and Company Secretary

Peter Wrighton-Smith, Chief Executive Officer

For biographical information regarding Dr. Wrighton-Smith, refer to the discussion under “Board of Directors and Corporate Governance”.

Matthew T E McLaughlin, Chief Financial Officer

Mr. McLaughlin is our Chief Financial Officer, a position he has held since joining our company in April 2019. Before joining Oxford Immunotec, Mr. McLaughlin served as chief financial officer, US and Canada, at GE Healthcare from December 2016 through March 2019. Prior to that, Mr. McLaughlin worked at GE Aviation, serving as chief financial officer global supply chain from May 2014 to December 2016, chief financial officer GE avionics from March 2012 to April 2014 and executive, financial planning and analysis from 2009 to February 2012. Before that Mr. McLaughlin worked for General Electric as a member of the corporate audit staff, holding various positions and ultimately leading global audit coverage of three GE businesses, including GE Aviation. Mr. McLaughlin earned his bachelor’s degree in Business Administration from Northeastern University.

Janet Louise Kidd, General Counsel and Company Secretary

Ms. Kidd is our General Counsel and Company Secretary, a position she has held since joining our company in November 2019. Before joining Oxford Immunotec, Ms. Kidd served as Associate General Counsel at The Wellcome Trust and prior to that at Aegerion Pharmaceuticals for three years, from 2018 to 2019 as Deputy General Counsel and from 2016 to 2018 as VP, Legal EMEA, where she oversaw all legal and compliance activities in EMEA. Prior to that Ms. Kidd was a Director, Business Conduct EMEA at Gilead Sciences and held senior in-house legal roles at Baxter Healthcare from 2010 to 2015. From 2007 to 2010 Ms. Kidd worked at Covington & Burlington LLP advising life science clients on corporate and commercial transactions, with special expertise on global collaborations and cross-border deals. Before her career in law, Ms. Kidd spent nearly 15 years as a research and development scientist. Ms. Kidd earned her Bachelor’s degree in Chemistry from the University of Hertfordshire.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation awarded to, earned by, or paid to our Chief Executive Officer, as well as our Chief Financial Officer and our former Chief Operating Officer, who were the next two most highly compensated executive officers in 2019.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation	Total ($)
Peter Wrighton-Smith(3)	2019(4)	$520,000	$520,000(5)	$520,000	$578,500	12,987(6)	$2,151,487
Chief Executive Officer		£400.000			£445,000	£9,990
	2018(7)	$382,107	$635,159(8)	$312,835	$274,429	12,724(9)	$1,617,254
		£300,000			£215,460	£9,990

Stefan Linn (10)	2019	$416,000	$343,000(11)	$343,000	$289,380	$5,015(12)	$1,396,395
Chief Operating Officer	2018	$400,000	$151,441(13)	$74,594(14)	$208,000	$6,000(15)	$840,035

Matthew T E McLaughlin	2019	$242,000(16)	$425,000(17)	$425,000	$195,781	$373(18)	$1,288,154
Chief Financial Officer

(1)

Amounts shown reflect the grant date fair value of options and restricted share units (“RSUs”) awarded in 2018 and 2019 as applicable, determined in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12, “Share option and equity incentive plans,” to our audited consolidated financial statements included in our Form 10-K. These fair value measures will not likely equate to the value accruing to the recipient upon vesting, as, for example, the value of a share option is dependent on the excess, if any, of the Company’s share price upon exercise of the option over the strike price of the option at grant.

(2)

2019 figures include amounts paid in March 2020 under our annual cash incentive program and earned with respect to 2019 performance. 2018 figures include amounts paid in March 2019 under our annual cash incentive program and earned with respect to 2018 performance.

(3)

Except for the equity awards made to Dr. Wrighton-Smith since becoming a publicly-traded company, compensation paid to Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all 2019 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate based on a three year trailing foreign exchange rate. The rate used for 2019 was (£1/$1.30). 2018 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of December 31, 2018 (£1/$1.27369).

(4)	Dr. Wrighton-Smith’s salary for 2019 is based on the U.K. tax year of April 6, 2019 through April 5, 2020.
(5)

Amount reflects 31,669 RSUs awarded in 2019, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the vesting start date, 30% on the third anniversary of the vesting start date, and 30% on the fourth anniversary of the vesting start date.

(6)	Amount represents the Company’s voluntary retirement plan contributions made to Dr. Wrighton-Smith in the amount of $12,987.
(7)	Dr. Wrighton-Smith’s salary for 2018 is based on the U.K. tax year of April 6, 2018 through April 5, 2019.

(8)

Amount reflects 23,628 RSUs awarded in 2018, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the vesting start date, 30% on the third anniversary of the vesting start date, and 30% on the fourth anniversary of the vesting start date.

(9)	Amount represents the Company’s voluntary retirement plan contributions made to Dr. Wrighton-Smith in the amount of $12,724.
(10)	Mr. Linn resigned from the Company, effective April 15, 2020.
(11)

Amount reflects 20,901 RSUs awarded in 2019, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the vesting start date, 30% on the third anniversary of the vesting start date, and 30% on the fourth anniversary of the vesting start date.

(12)	Amount represents a Company match under the Company’s 401(k) Plan
(13)

Amount reflects 5,634 RSUs awarded in 2018, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the vesting start date, 30% on the third anniversary of the vesting start date, and 30% on the fourth anniversary of the vesting start date. Mr. Linn's equity award was prorated to his date of hire in 2017.

(14)	Mr. Linn's option award was prorated to his date of hire in 2017.
(15)	Amount represents a Company match under the Company’s 401(k) Plan.
(16)	Mr. McLaughlin’s salary was prorated based on his hire date in 2019. Mr. McLaughlin’s annual salary was $350,000 for 2019.
(17)

Amount reflects 26,612 RSUs granted in 2019, the restrictions of which lapse over four years, with 40% lapsing on the second anniversary of the vesting start date, 30% on the third anniversary of the vesting start date, and 30% on the fourth anniversary of the vesting start date. Mr. McLaughlin’s equity award was granted on his date of hire.

(18)	Amount represents a Company match under the Company’s 401(k) Plan.

Peer Group

When setting executive compensation, the Remuneration Committee considers relevant market pay practices to increase our ability to recruit and retain high performing talent. In assessing market competitiveness, the compensation of our Named Executive Officers is reviewed against executive compensation of a peer group of publicly-traded companies (the “Peer Group”). In 2019, we focused on companies offering comparable services and products, or a comparable size with respect to revenue and market capitalization.

For 2019, our remuneration consultant formulated a relevant peer group based on the best match to criteria such as employee number, industry, size of company, market cap, revenues and revenue growth. For purposes of setting executive compensation for 2019, our Peer Group consisted of the following companies:

Company	Symbol	# of Employee	Revenue	Revenue Growth Over Prior Year (%)	Market Value
Antares Pharma	ATRS	165	63.6	17	451.3
AxoGen	AXGN	278	83.9	39	828.8
CareDx	CDNA	227	76.6	58	1,555.00
Cerus	CERS	240	76.1	48	656.8
ConforMIS	CFMS	262	89.8	15	290.8
Cutera	CUTR	402	162.7	7	243.1
Cytokinetics	CYTK	125	31.5	136	580.1
GenMark Diagnostics	GNMK	477	70.8	35	386.1
Intersect ENT	XENT	393	108.5	13	729.3
LeMaitre Vascular	LMAT	457	105.6	5	511.5
Luminex Corporation	LMNX	988	315.8	3	959.4
Meridian Bioscience	VIVO	585	213.6	6	478.7
Misonix, Inc.	MSON	118	36.7	35	239.2
NanoString	NSTG	476	106.7	-7	962.1
OraSure Technologies	OSUR	398	181.7	9	523.7
Quanterix Corporation	QTRX	177	37.6	65	919.9
Rockwell Medical	RMTI	269	63.4	11	244.7
SeaSpine Holdings Corp.	SPNE	361	143.4	9	258.4
STAAR Surgical	STAA	475	124	37	1,152.00
SurModics	SRDX	338	81.3	11	534
Utah Medical Products	UTMD	173	42	1	299.7
Veracyte	VCYT	270	92	28	1,173.00
ViewRay, Inc.	VRAY	221	81	138	802.8

The Remuneration Committee generally evaluates compensation of our Named Executive Officers in comparison with the 50th percentile of our peer group. Individual compensation may vary above or below this guideline depending on job duties and responsibilities, performance, experience and skill set.

Incentive Compensation

In 2019, our management incentive compensation plan provided our Named Executive Officers with an annual cash incentive compensation opportunity. For all executive officers, except our chief executive officer, and chief operating officer the annual cash incentive compensation opportunity was equal to 50% of the executive officer’s base salary. For our chief executive officer, the annual cash incentive compensation opportunity was equal to 100% of his base salary and for the chief operating officer, the annual cash incentive compensation opportunity was equal to 70% of his base salary. In the case of the chief executive officer, the annual cash incentive compensation opportunity was subject to our achievement of corporate performance goals established by the Remuneration Committee at the beginning of 2019. In the case of each other executive officer, the annual cash incentive compensation opportunity was subject to our achievement of corporate performance goals established by the Remuneration Committee at the beginning of the fiscal year, and the achievement of qualitative and quantitative individual performance goals established at the beginning of the fiscal year by our Remuneration Committee for Dr. Wrighton-Smith and by Dr. Wrighton-Smith for the other executive officers. The Remuneration Committee annually establishes the weightings to be given to corporate versus individual goals.

Equity Compensation

Additionally, our executive compensation program includes long-term equity incentive awards. We believe that equity awards are an effective means of aligning the interests of Named Executive Officers and shareholders. Equity awards reward our Named Executive Officers for the decisions and actions that promote the Company's success over the long term and discourage short term decision-making. Equity awards also provide our Named Executive Officers with an incentive to remain with us. We have historically granted equity awards to new executive officers upon the commencement of their employment and make additional grants to existing Named Executive Officers annually based on our overall corporate performance, individual performance and the Named Executive Officers' existing equity grants. There is no fixed annual maximum limit to the size or value of equity-based compensation awards made in a year to Named Executive Officers or in the aggregate over a period of years. Generally, we grant equity-based awards that vest over time without specific performance targets other than continued service.

Like the annual adjustment to base salary, the annual equity award for our Named Executive Officers, other than the chief executive officer, is based upon their overall performance rating assigned as part of the annual performance review. For 2019, each Named Executive Officer had a target equity award equity award equal to 100% of their base salary, except for the chief executive officer whose target equity award was 200% of base salary and the chief operating officer whose target equity award was 150% of base salary. Based upon the annual performance review, our Named Executive Officers, other than the chief executive offer, are eligible to receive equity awards equal to 0% to 120% of their target equity award. For the chief executive officer, the Remuneration Committee determines the percentage of target equity award to be made based on their assessment of his performance. The Remuneration Committee retains authority to adjust the annual equity awards to recognize exceptional circumstances.

For the grants made in 2019, the Remuneration Committee set the ratio of the annual equity awards granted to our Named Executive Officers to be one-half options and one-half RSUs split by dollar value. Our option grants vest in equal annual amounts over four years from the vesting start date. RSUs awarded as part of the annual review process vest over four years from the vesting start date, with 40% vesting on the second anniversary of the vesting start date, 30% vesting on the third anniversary of the vesting start date and the remaining 30% vesting on the fourth anniversary of the vest start date.

The Remuneration Committee administers our share incentive plan and retains the authority to make discretionary awards to our Named Executive Officers where they deem it necessary and appropriate to promote the objectives of the executive compensation program. The Remuneration Committee has not adopted share ownership guidelines for Named Executive officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding equity awards held by our Named Executive Officers that were outstanding as of December 31, 2019.

		Option awards				Stock awards
Name	Grant Date	Number of securities underlying unexercised options exercisable (#) (1)	Number of securities underlying unexercised options unexercisable (#) (2)	Option exercise price ($) (3)	Option expiration date	Number of shares or units of stock that have not vested (#) (4)	Market value of shares or units of stock that have not vested ($) (5)
Peter Wrighton-Smith
	4/1/2019	0	67,959	16.42	4/1/2029
	4/1/2019					31,669(6)	525,705
	3/15/2018	25,832	77,498	13.24	3/15/2028
	3/15/2018					23,628(7)	392,225
	2/24/2017	52,627	52,628	13.50	2/24/2027
	2/24/2017					13,904(8)	230,806
	3/4/2016	96,719	32,240	10.21	3/4/2026
	3/4/2016					9,285(9)	154,131
	6/19/2015	41,931	0	14.12	6/19/2025
	1/16/2015	51,403	0	14.57	1/16/2025
	3/3/2014	75,440	0	22.99	3/3/2024
Stefan Linn(10)
	4/1/2019	0	44,853	16.42	4/1/2029
	4/1/2019					20,901(6)	346,957
	3/15/2018	6,159	18,478	13.24	3/15/2028
	3/15/2018					5,634(7)	93,524
	8/28/2017	35,971	35,971	15.37	8/28/2027
	8/28/2017					19,519(8)	324,015
Matthew T E McLaughlin
	4/8/2019	0	57,108	15.97	4/8/2029
	4/8/2019					26,612(6)	441,759

(1)	The amounts recorded include only option awards made pursuant to the Company’s share incentive plans and do not include restricted share awards or RSUs. RSUs are separately reported in this table.
(2)

Unless otherwise noted, option awards granted before June 15, 2015 vested in 48 equal monthly installments after the vesting start date and are subject to continued service. Option awards granted after June 15, 2015 vest annually over four years on the anniversary of the vesting start date.

(3)	The exercise price of the options is not less than the fair market value of our ordinary shares which is the closing price of the Company shares on the date of grant.
(4)

The restrictions applicable to the RSUs granted to our senior executives generally lapse over four years as follows: 40% on the two-year anniversary of the vesting start, 30% on the third anniversary of the vesting start and 30% on the fourth anniversary of the vesting start.

(5)

The market value of the shares that have not vested was determined by multiplying the number of shares or units that have not vested by the closing market price of the Company’s ordinary shares on the Nasdaq Global Market on December 31, 2019, or $16.60.

(6)	The amount reflects the number of RSUs awarded in 2019.
(7)	The amount reflects the number of RSUs awarded in 2018.
(8)	The amount reflects the number of RSUs awarded in 2017.
(9)	The amount reflects the number of RSUs awarded in 2016.
(10)	Mr. Linn resigned from the Company effective April 15, 2020.

Agreements with our named executive officers

Peter Wrighton-Smith, Ph.D.

We entered into a service agreement with Dr. Wrighton-Smith dated October 21, 2002 that, together with amendments dated October 17, 2007 and November 8, 2013, sets forth the terms and conditions under which Dr. Wrighton-Smith serves as our Chief Executive Officer. The agreement has no specific term. Dr. Wrighton-Smith’s current annual base salary for 2020 is £412,000.

Dr. Wrighton-Smith’s option awards reflected in the “Outstanding Equity Awards at Fiscal Year-End” table above include a “double trigger” to accelerated vesting upon a change in control. Under the terms of the option agreements, the unvested portions of the awards will automatically vest if (i) within one year of a change in control the Company terminates Dr. Wrighton-Smith’s employment other than for cause or (ii) Dr. Wrighton-Smith terminates employment for a good reason. If the event constituting good reason is the change in composition of the Company’s Board of Directors, accelerated vesting will apply only if the change in Board of Directors composition occurs after the one year anniversary but prior to the third anniversary of the change in control. For purposes of these option awards, a change in control event will be deemed to occur upon the purchase of substantially all of our outstanding shares by, or the sale of substantially all of our assets to, a third party. Both we and Dr. Wrighton-Smith must give a minimum of 12 months’ prior notice to terminate his employment, other than for cause (as defined in his service agreement). We have the right to place Dr. Wrighton-Smith on paid leave rather than allowing him to continue to provide services during this notice period. If we elect to place him on leave, the period of leave would be counted as part of the post-employment non-competition period. Dr. Wrighton-Smith is obligated to refrain from competition with us for 12 months after his termination, unless that period is shortened by a period of leave.

Although not specified in his service agreement, as discussed above, Dr. Wrighton-Smith is eligible for an annual cash incentive and an annual equity award as described above in this Proxy Statement under “Summary Compensation Table⸻Incentive Compensation” and “⸻Equity Compensation”.

Matthew T E McLaughlin

We entered into an employment agreement with Mr. McLaughlin dated April 8, 2019 that sets forth the terms and conditions under which Mr. McLaughlin serves as our Chief Financial Officer. The agreement has no specific term and establishes an at-will employment. Mr. McLaughlin's 2020 annual base salary is $364,000.

Mr. McLaughlin's option awards option awards reflected in the “Outstanding Equity Awards at Fiscal Year-End” table above include a “double trigger” to accelerate vesting upon a change in control. Under the terms of the option agreements, the unvested portions of the awards will automatically vest if (i) within one year of a change in control the Company terminates Mr. McLaughlin's employment other than for cause or (ii) Mr. McLaughlin terminates employment for a good reason.

We may terminate Mr. McLaughlin’s employment with or without cause and without notice, but Mr. McLaughlin is required to provide at least one month’s advance notice to us if he is terminating his employment. If we terminate Mr. McLaughlin’s employment other than for cause (as defined in his employment agreement), or Mr. McLaughlin terminates his employment for good reason (as defined in his employment agreement), he will be entitled to receive, subject to certain conditions, severance equal to nine months of his then current base salary, payable as salary continuation. Mr. McLaughlin's right to receive any severance payment is conditioned on, among other things, providing us with a signed release, complying with all post-employment obligations and restrictions, including non-competition restrictions, and diligently pursuing alternate employment. Mr. McLaughlin is obligated to refrain from engaging in competition with us for a period of one year after any termination.

Mr. McLaughlin is eligible for an annual cash incentive and an annual award as described above in this Proxy Statement under “Summary Compensation Table☐Incentive Compensation” and “☐Equity Compensation”.

Stefan Linn

We entered into an employment agreement with Mr. Linn dated August 28, 2017 that set forth the terms and conditions of Mr. Linn’s employment with us as our former Chief Operating Officer. Mr. Linn resigned from the company effective April 15, 2020. No severance is due to Mr. Linn under his employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted‑average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders:	2,222,755(1)	14.15	1,552,474
Equity compensation plans not approved by security holders:	0	0	0
Total	2,222,755	14.15	1,552,474

(1) There is an additional 292,331 securities outstanding in the form of RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of ordinary shares as of April 22, 2020 by:

●	Each beneficial owner of more than 5% of our ordinary shares;

●	Each current director or nominee;

●	Each Named Executive Officer; and

●	All of our current directors and executive officers as a group.

As of April 22, 2020, 25,946,042 ordinary shares were outstanding. The number of ordinary shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants, other convertible securities or rights held by that person that are currently exercisable or will become exercisable on or before June 21, 2020 (60 days after April 22, 2020), are deemed to be beneficially owned by such person and included in the outstanding shares used to calculate their beneficial ownership. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Unless otherwise noted below, the address for each beneficial owner in the table below is c/o Oxford Immunotec Global PLC, 94C Innovation Drive, Milton Park, Abingdon, OX14 4RZ, United Kingdom, and each individual beneficial owner has sole voting and dispositive power with respect to the shares shown below.

Oxford Immunotec Global PLC
Beneficial Ownership Table
As of April 22, 2020

	Amount and nature of beneficial ownership			Percent of Class of Total

Name and address of beneficial owner	Ordinary Shares	Options	Total

5% shareholders:
Invesco (1)	2,091,285	-	2,091,285	8.06%
Entities affiliated with Consonance Capital Management LP (2)	2,363,724		2,363,724	9.11%
Polar Capital LLP (3)	2,568,385	-	2,568,385	9.90%
Entities affiliated with First Light Asset Management, LLC (4)	4,167,882		4,167,882	16.06%
Entities affiliated with Alyeska Investment Group, L.P. (5)	1,299,500	-	1,299,500	5.01%
Entities affiliated with Senvest Management, LLC (6)	1,325,854	-	1,325,854	5.11%
Named executive officers and directors:
Peter Wrighton-Smith, Ph.D.	241,740	443,142	684,882	2.60%
Matthew T E McLaughlin	-	14,277	14,277-	0.05%
Janet Louise Kidd	-	-	-	0%
Name and address of beneficial owner	Ordinary Shares	Options	Total	Percent of Class of Total
Ronald A. Andrews, Jr. (7)	-	52,199	52,199	0.20%
Patrick J. Balthrop, Sr. (7)	-	48,470	48,470	0.19%
Mark Klausner (8)	-	33,556	33,556	0.13%
Patricia Randall (7)(9)	23,724	81,897	105,621	0.41%
Herm Rosenman (7)	-	67,113	67,113	0.26%
Richard A. Sandberg (7)	-	43,392	43,392	0.17%
James R. Tobin (7)	-	59,656	59,656	0.23%
A. Scott Walton (7)	-	52,199	52,199	0.20%

All named executive officers and directors	265,464	895,901	1,161,365	4.33%

(1)

As reported on a Schedule 13G/A (filed with the SEC on February 12, 2020) by Invesco Ltd., or Invesco. As of December 31, 2019, Invesco had sole voting and dispositive power over 2,091,285 shares. Invesco Asset Management Ltd., a subsidiary of Invesco, advises Invesco Income Fund (UK). The address of Invesco is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.

(2)

As reported on a Schedule 13G/A (filed with the SEC on February 14, 2020). The Schedule 13G/A was filed jointly by Consonance Capital Management LP, Consonance Capital Opportunity Fund Management LP, Mitchell Blutt and Consonance Capman GP LLC. Consonance Capital Master Account LP, or Consonance Master, directly holds 1,936,385 shares of our ordinary shares, or the Master Account Shares. Consonance Capital Opportunity Master Fund, LP, or Consonance Opportunity Master, directly holds 255,869 shares of our ordinary shares, or the Opportunity Master Account Shares. Consonance Capital Management LP, or the Adviser, is the investment adviser of Consonance Master and Consonance Opportunity Master, and pursuant to an investment advisory agreement, the Adviser exercises voting and investment power over the Master Account Shares and Opportunity Master Account Shares held by Consonance Master and Consonance Opportunity Master. Consonance Capman GP LLC, or Capman, is the general partner of the Adviser and Mitchell Blutt, as the Manager & Member of Capman and Chief Executive Officer of the Adviser, may be deemed to control Capman and the Adviser. Each of the Adviser, Capman and Mr. Blutt may be deemed to beneficially own the Master Account Shares and Opportunity Master Account Shares. A managed account managed by Consonance Capital Opportunity Fund Management LP, or Consonance Opportunity, directly holds 171,470 shares of our ordinary shares, or the Managed Account Shares. Capman is the general partner of Consonance Opportunity and Mitchell Blutt, as the Manager & Member of Capman, may be deemed to control Capman and Consonance Opportunity. Each of Consonance Opportunity, Capman and Mr. Blutt may be deemed to beneficially own the Managed Account Shares. The address of the entities and persons is 1370 Avenue of the Americas, Floor 33, New York, NY 10019.

(3)

As reported on a Schedule 13G/A (filed with the SEC on February 14, 2020) by Polar Capital LLP. As of December 31, 2019, Polar Capital LLP had sole voting and dispositive power over 2,568,385 shares. The address of Polar Capital LLP is 16 Palace Street, London, SW1E 5JD.

(4)

As reported on a Schedule 13G/A (filed with the SEC on February 14, 2020) by First Light Focus Fund, LP, or the Fund, First Light Focus Fund GP, LLC, or the General Partner, First Light Asset Management, LLC, or the Manager, and Mathew P. Arens, or Mr. Arens. The Manager is deemed to be the beneficial owner of 4,082,626 of our ordinary shares by virtue of the fact that it acts as an investment adviser to certain persons holding separately managed accounts with the Manager, each of whom has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares. Mr. Arens is also deemed to be the beneficial owner of these shares because he controls the Manager in his position as managing member and majority owner of the Manager. The Fund is the direct holder and the beneficial owner of 2,362,946 of our ordinary shares. The General Partner is deemed to be a beneficial owner of such shares because it is the sole general partner of the Fund. The Manager is deemed to be a beneficial owner of such shares because it acts as investment adviser to the Fund. Mr. Arens is also deemed to be the beneficial owner of such shares because he controls the Manager in his position as the managing member and majority owner of the Manager. Mr. Arens also directly holds 47,004 of our ordinary shares in an individual capacity with sole control and 38,252 of our ordinary shares held in a joint spousal account over which he shares control. Each of the Fund, the General Partner, the Manager and Mr. Arens may be deemed to be the beneficial owner of the total amount of their respective shares. The address of the entities and persons is 3300 Edinborough Way, Suite 201, Edina, MN 55435.

(5)

As reported on a Schedule 13G/A (filed with the SEC on February 14, 2020) by Alyeska Investment Group, L.P., Alyeska Fund GP, LLC, Alyeska Fund 2 GP, LLC, Alyeska Fund 3 GP, LLC, and Anand Parekh. Anand Parekh is the Chief Executive Officer and control person of Alyeska Investment Group, L.P.. Each of the reporting persons has shared voting and dispositive power with respect to these shares. The address of Alyeska Investment Group, L.P. is 77 West Wacker Drive, 7th Floor, Chicago, IL 60601.

(6)

As reported on a Schedule 13G (filed with the SEC on March 31, 2020) by Senvest Management, LLC and Richard Mashaal. The reported securities are held in the account of Senvest Master Fund, LP, or the Investment Vehicle. Senvest Management, LLC may be deemed to beneficially own the securities held by the Investment Vehicle by virtue of Senvest Management, LLC's position as investment manager of the Investment Vehicle. Mr. Mashaal may be deemed to beneficially own the securities held by the Investment Vehicle by virtue of Mr. Mashaal's status as the managing member of Senvest Management, LLC. The address of Senvest management, LLC is 540 Madison Avenue, 32nd Floor, New York, New York 10022.

(7)	Includes 7,457 ordinary shares underlying options exercisable within 60 days.
(8)	Includes 12,429 ordinary shares underlying options exercisable within 60 days.
(9)	All shares are held in the Patricia Randall Trust, of which Ms. Randall is the sole trustee and beneficiary.

TRANSACTIONS WITH RELATED PERSONS

A “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. A “related person” is any executive officer, directors, director nominees or 5% shareholders, including any of their immediate family members, and any entity owned or controlled by such persons. There were no “related person transactions” during 2018 or 2019.

Related Person Transactions Policy

We have adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee will be responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy will require our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

AUDIT COMMITTEE REPORT

The material in this report of the Audit Committee shall not be deemed “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the material is not deemed incorporated by reference in any prior or subsequent filing of the Company under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Our Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2019. Our Audit Committee has also discussed with Ernst & Young LLP, our U.S. independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Our Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and our Audit Committee has discussed with Ernst & Young LLP its independence from management and the Company.

Based on our Audit Committee’s review and discussions with management and the independent auditors, and subject to the limitations of the Audit Committee’s role and responsibilities referred to above and in the Audit Committee charter, our Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

The Audit Committee of the Board of Directors Herm Rosenman, Chairman Richard A. Sandberg Mark Klausner A. Scott Walton

INFORMATION ABOUT OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees

The Audit Committee approves Ernst & Young LLP’s and its affiliates’ audit and non-audit services in advance as required under Sarbanes-Oxley and SEC rules. Before the commencement of each fiscal year, the Audit Committee appoints the independent auditor to perform audit services that we expect to be performed for the fiscal year and appoints the auditor to perform audit-related, tax and other permitted non-audit services. In addition, our Audit Committee approves the terms of the engagement letter to be entered into by us with the independent auditor.

The table below sets forth the fees billed by to Ernst & Young LLP over the past two years in connection with its work for us, including our subsidiary, Oxford Immunotec Limited. All such audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Fees billed by Ernst & Young LLP in 2018 and 2019 were as follows:

Fees(all USD)	2018	2019
Audit Fees (1)	1,588,608	1,319,143
Audit-related Fees (2)	—	16,650
Tax Fees	—	—
All Other Fees (3)	—	4,400
Total	1,588,608	1,340,193

(1)

Fees billed for audit services in 2018 and 2019 consisted of audit of our annual financial statements, review of our interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and other professional services provided in connection with regulatory filings or engagements.

(2)

Audit-Related Fees” consists of fees billed by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

(3)	“All Other Fees” consists of fees billed for products and services, other than those described above under Audit Fees and Tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has also delegated to its chairman the authority, from time to time, to pre-approve audit-related and non-audit services not prohibited by law to be performed our independent auditors and associated fees, provided that the chairman shall report any decisions to pre-approve such audit-related and non-audit services and fees to our full Audit Committee at its next regular meeting.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board of Directors and Auditors of Oxford Immunotec Global PLC for the period January 1, 2019 through December 31, 2019

Consistent with its obligations under the U.K. Companies Act 2006, our Board of Directors will present at the Meeting our U.K. statutory annual accounts and reports for the period January 1, 2019 through December 31, 2019. Accordingly, our Board of Directors will lay before the Company at the Meeting the Company’s U.K. statutory annual accounts and reports for the period January 1, 2019 through December 31, 2019, which have been approved by and, where appropriate, signed on behalf of our Board of Directors and will be delivered to the Registrar of Companies in the United Kingdom following the Meeting. Copies of our U.K. statutory directors’ remuneration report, including the annual report on remuneration, is included as Part I of Annex A to this Proxy Statement. A complete copy of our U.K. statutory annual accounts and reports, including the statutory Board of Directors report, strategic report, and auditor’s report on our U.K. accounts is attached hereto and incorporated herein. You will be provided an opportunity to raise questions in relation to such accounts and reports at the Meeting. Full accounts and reports will be available for inspection prior to and during the Meeting.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The U.K. Companies Act 2006 generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The U.K. Companies Act 2006 generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the U.K. Companies Act 2006 and cannot be waived by our shareholders.

Shareholder Proposals for 2021 Annual General Meeting

In order to be considered for inclusion in our proxy statement for our 2021 annual general meeting of shareholders, shareholder proposals must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ not less than 120 days before the anniversary of the date on which we sent our proxy materials for the Meeting, or December 30, 2020. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the Meeting, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials.

Shareholder proposals submitted for consideration at our 2021 annual general meeting of shareholders, but not submitted for inclusion in our proxy statement for our 2021 annual general meeting of shareholders, must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ no later than 45 days before the anniversary of the date of the Meeting, or April 27, 2021. However, if the date of the 2021 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the Meeting, the notice must be received by our Company Secretary at least a reasonable time before we intend to distribute our proxy materials with respect to the 2021 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2021 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by the proxy rules of the SEC.

Under section 338 of the U.K. Companies Act (2006), shareholders representing at least 5% of holders entitled to vote on a resolution at an annual general meeting may require the Company to include such resolution in its notice of an annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by the Company at the Office of the Company Secretary, 94C Innovation Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ at least six weeks prior to the date of the annual general meeting, or, if later, at the time notice of the annual general meeting is delivered to shareholders.

Householding Notice– Important Notice Regarding Delivery of Shareholder Documents

The SEC rules allow companies, subject to certain conditions, to send only one proxy statement and annual report to shareholders to two or more shareholders who share the same last name and address. This "householding" rule provides greater convenience for shareholders and cost savings for companies by reducing the number of duplicate documents that households receive.

If you are an Oxford Immunotec Global PLC shareholder who resides in the same household with another shareholder with the same last name, or if you hold more than one account with Computershare registered in your name at the same address, and wish to receive a separate proxy statement and annual report to shareholders for each account, please contact our transfer agent, Computershare, PO Box 43001, Providence, RI 02940-3001 USA. You may also call Computershare as follows: within the United States, U.S. territories and Canada 855-895-7224; outside the United States, U.S. territories and Canada 732-491-0756.

If you do not contact us within 60 days of the date of this mailing, your consent to “householding” will be presumed and your household will receive only one proxy statement and annual report to shareholders until you, or other members of your household, revoke such consent. Please note that each shareholder will continue to receive a separate proxy card or other personalized information, which will allow each individual to vote independently. You may also receive a separate mailing if you hold additional shares in a brokerage account.

You may revoke your consent at any time by contacting our transfer agent, Computershare, using the same contact information as set forth above. Your request to begin receiving separate documents will begin 30 days after receiving such notice.

No action is required on your part to participate. This program not only allows us to reduce costs but also is more environmentally friendly by reducing the unnecessary use of materials.

FORM 10-K

The Company filed its Annual Report on Form 10-K for the year ended December 31, 2019 with the SEC on March 6, 2020. A copy of the Company’s Form 10-K is included in the notice of the 2020 annual general meeting that is being delivered to our shareholders of record on the Record Date.

Questions?

If you have any questions or need more information about the Meeting please write to us at our offices in Marlborough, Massachusetts:

Janet Louise Kidd

General Counsel and Company Secretary

Oxford Immunotec Global PLC

94C Innovation Drive, Milton Park

Abingdon, Oxfordshire OX14 4RZ

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Annex A to Proxy Statement

Directors’ Remuneration Report

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

Remuneration Committee Chairman’s Annual Statement

Dear Shareholder:

On behalf of the Board of Directors of Oxford Immunotec Global PLC, I am pleased to present the Directors’ Remuneration Report.

Shareholders will be invited to approve the Annual Report on Remuneration (which will be a non-binding advisory vote) at the annual general meeting of shareholders to be held on 11 June 2020 (the “AGM”).

Period Covered by the Annual Report on Remuneration

The Annual Report on Remuneration that follows is for the full year period of 1 January 2019 through 31 December 2019.

The Remuneration Committee

The Remuneration Committee is responsible for reviewing and establishing our management remuneration policy and philosophy, including determining and approving the remuneration of the chief executive officer and other executives who comprise our senior management team. While the full Board of Directors sets director remuneration, the Remuneration Committee makes recommendations on such matters to the Board of Directors.

Major Decisions and Substantial Changes

There have been no major decisions or substantial changes in the directors’ remuneration. The Directors’ Remuneration Policy is presented for approval this year.

Philosophy

We seek to attract and retain outstanding employees, who have the potential to achieve consistently strong results for shareholders, and to attract and retain non-executive directors who can substantially contribute to our success as an innovative diagnostics company operating in a global environment. Given that most of our senior executives and most of our non-executive directors live and work in the United States, and the fact that we are listed on a U.S. stock exchange, we assess the competitiveness of our policies primarily against U.S. benchmarks and practices.

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Business strategy during 2019

Our primary goals in 2019 were to grow revenues, improve gross margin, achieve Adjusted EBITDA targets, extend our market reach and make significant progress in achieving our product development and quality objectives. As far as is practical, these goals were codified in objective measures. The Company exceeded its goals on revenue, gross margin, Adjusted EBITDA and met many of its market reach, product and quality objectives. The corporate performance determination for 2019 was based on the Company’s performance in calendar 2019 against corporate goals established at the beginning of the year. Consequently, the corporate performance determination did not include any impact of the Covid-19 pandemic. The effect of this pandemic on the Company’s business performance will be incorporated into the determination of 2020 company performance.

/s/James R. Tobin

James R. Tobin

Chairman of the Remuneration Committee

April 29, 2020

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

PART I - ANNUAL REPORT ON REMUNERATION

The following sections are not subject to audit:

●	performance graph;
●	percentage change in remuneration of director undertaking the role of CEO;
●	relative importance of spend on pay;
●	statement of implementation of remuneration policy in the current financial year;
●	consideration by directors of matters relating to directors remuneration; and
●	statement of voting results at the annual general meeting.

The Remuneration Committee presents the Annual Report on Remuneration, which will be put to shareholders for a non-binding vote at the annual general meeting to be held on 11 June 2020.

Single Total Figure of Remuneration – Executive Directors

Executive Director Peter Wrighton- Smith(1)	Base Salary	Taxable Benefits	Annual Cash Incentive (2)	Equity-Based Awards (3)	Matching of Voluntary Pension Contributions and other items ($)	Total
2019	$520,000(4)	$1,045(5)	$578,500(6)	$357,787(7)	$12,987(8)	$1,470,319
	£400,000	£804	£445,000		£10,000
2018	$382,107(9)	$848(5)	$465,483(10)	$662,486(7)	$12,724(11)	$1,523,648
	£300,000	£666	£365,460		£9,990

(1)

Remuneration paid to and amounts paid for benefits provided for Dr. Wrighton-Smith is denominated in Pounds Sterling. For purposes of this table, all 2019 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate based on a three year trailing foreign exchange rate. The rate used for 2019 was (£1/$1.30). All 2018 amounts have been converted based on the Pound Sterling/U.S. Dollar exchange rate in effect as of 31 December 2018 (£1/$1.27369).

(2)	Amounts recorded here reflect cash received or receivable in the reported year for the achievement of performance measures and targets in the reported year.
(3)

Amounts recorded here reflect the cash equivalent of equity awards that have vested in the reported year. Under the Group’s Share Incentive Plans, (i) in the case of options awarded before June 2015, the awards vested monthly over a 48 month period and (ii) in the case of options awarded after June 2015, awards vest annually in equal amounts over 4 years. The option awards are not subject to performance requirements. The cash equivalent of option awards is calculated by multiplying the number of options that vested during the reported period by the market value of the Group’s shares on the date of vesting or, if vesting occurred on a date when the market was not open, the preceding business day. The cash equivalent of restricted share awards is calculated by multiplying the number of restricted shares which became unrestricted during the reported period by the market value of the Group’s shares on the date the restriction on the shares lifted. The cash equivalent of restricted share units is calculated by multiplying the number of restricted units which vested during the reported period by the market value of the Group’s shares on the date the vesting occurred. In both cases, if the date of lapse or vesting occurred on a date when the market was not open, the closing price on the preceding business day was used. The amount of remuneration reported in this column attributed to options was not realized by Dr. Wrighton-Smith in the reported period because these options were not exercised in that period.

(4)

Dr. Wrighton-Smith’s salary for 2019 is based on the U.K. tax year of April 6, 2019 through April 5, 2020. His salary was increased in 2019 as a result of a market assessment versus compensation of CEOs in the company’s peer group.

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

(5)

Taxable benefits provided for Dr. Wrighton-Smith to which the Group contributes include the costs of private health insurance coverage. The private health insurance coverage and payment is available on equal terms to all of the Company’s U.K.-based employees.

(6)	The annual cash incentive was determined based upon performance in 2019 and paid in 2020.
(7)	The amount reported equals the cash equivalent of options, restricted share awards and restricted share units that vested during the reported year.
(8)	The amount represents the Company’s voluntary retirement plan contributions made to Dr. Wrighton-Smith in the amount of $12,987 (£9,990).
(9)	Dr. Wrighton-Smith’s salary for 2018 is based on the U.K. tax year of April 6, 2018 through April 5, 2019.
(10)	The annual cash incentive was determined based upon performance in 2018 and paid in 2019, which includes £150,000 which becomes payable on or about August 31, 2019.
(11)	The amount represents the Company’s voluntary retirement plan contributions made to Dr. Wrighton-Smith in the amount of $12,724 (£9,990).

Base Salary

The annual rate of base salary reflected in the table above for 2019 for Dr. Wrighton-Smith became effective on 1 January 2019 and was awarded for his role as the chief executive officer of a public company. Base salary levels are customarily reviewed and, to the extent deemed appropriate, adjusted each year.

Taxable Benefits

Generally, Dr. Wrighton-Smith participates in the same benefits we offer to all our employees in the United Kingdom, where Dr. Wrighton-Smith resides.

Annual Cash Incentive

For the 2019 year, the target annual cash incentive opportunity for Dr. Wrighton-Smith was based 100% on achievement of corporate objectives. The corporate goals were to reach revenue (40%), gross margin (10%), and Adjusted EBITDA (10%) targets, extend our market reach and make significant progress in achieving our product development and quality objectives (40%). As far as practical, these corporate goals were codified using objective measures. The Company exceeded its goals on revenue, gross margin and Adjusted EBITDA. The Company met most of its market reach, product and quality objectives. Based on this performance, for 2019, our corporate goals were calculated at 111.25%.

The corporate performance determination for 2019 was based on the Company’s performance in calendar 2019 against corporate goals established at the beginning of the year. Consequently, the corporate performance determination did not include any impact of the Covid-19 pandemic. The effect of this pandemic on the Company’s business performance will be incorporated into the determination of 2020 company performance.

Equity Based Awards

For 2019, the annual equity award for Dr. Wrighton-Smith was based upon his overall performance rating assigned as part of the annual performance review. Dr. Wrighton-Smith’s target equity award is 200% of his base salary. The Remuneration committee administers our share plans and retains the authority to make equity awards.

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

U.K. Defined Contribution Plan

In the U.K., we maintain a defined contribution plan that provides employees with an opportunity to contribute a portion of their monthly salary into the plan. If an employee elects to participate in the plan, there is a minimum employee contribution of 5% of monthly salary; there is no maximum limit to the employee contribution. The employee contribution to this plan is matched by us up to a maximum of 5% of monthly salary. All U.K. employees are eligible to participate in this plan and will be automatically enrolled onto the plan in the first month of employment. An employee automatically enrolled has the right to opt out of the scheme in the month following automatic enrollment; failure to opt out within this time period will result in the employee remaining in the scheme on a contributory basis for the remainder of employment with the Company.

Employees are able to elect to participate in the scheme on a so-called “salary exchange” pursuant to which employees agree to a reduction in monthly salary in an amount equal to the defined contribution plan election. The amount of the reduction, together with the tax and national insurance savings to the employee and us as a result of the salary reduction, are contributed into the plan in addition to the 5% matching contribution described above.

For tax year 2019-2020, the maximum tax advantaged contribution available to Dr. Wrighton-Smith as part of the defined contribution plan is £9,990.00 or $12,987 (using the currency conversation rate of 1£/1.3).

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Single Total Figure on Remuneration – Non-Executive Directors

All amounts paid and disclosed in USD

Non- Executive Director	Basic Retainer	Retainer for Chairman	Retainer for Committee Service	Retainer for Committee Chairperson	Retainer for Secretary to the Board	Total Cash Remuneration	Equity-Based Awards (1)		Total
Richard A. Sandberg

2019	35,000	32,500	6,250	—	—	73,750	1,491	(2)	75,241
2018	35,000	65,000	—	—	—	100,000	2,013	(2)	102,013
Herm Rosenman

2019	35,000	—	6,250	18,000	—	59,250	1,491	(2)	60,741
2018	35,000	—	6,250	18,000	—	59,250	2,013	(2)	61,263
Patricia Randall

2019	35,000	—	6,250	10,000	—	51,250	1,491	(2)	52,741
2018	35,000	—	3,331	10,000	—	48,331	2,013	(2)	50,344
James R. Tobin

2019	35,000	—	5,000	15,000	—	55,000	1,491	(2)	56,491
2018	35,000	—	5,000	15,000	—	55,000	2,013	(2)	57,013
Ronald A. Andrews Jr.

2019	35,000	—	6,250	—	—	41,250	1,491	(2)	42,741
2018	35,000	—	6,250	—	—	41,250	11,510	(3)	52,760
A. Scott Walton

2019	35,000	—	12,500	—	—	47,500	1,491	(2)	48,991
2018	35,000	—	12,500	—	—	47,500	11,510	(3)	59,010
Patrick J. Balthrop, Sr.

2019	35,000	20,000	5,625	5,000	—	65,625	1,491	(2)	67,116
2018	35,000	—	11,250	10,000	—	56,250	15,885	(3)	72,135
Mark Klausner

2019	35,000	—	7,500	—	—	42,500	20,182	(3)	62,682
2018	29,264	—	6,271	—	—	35,535	30,968	(3)	66,503

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

(1)

All equity awards made in 2018 were made pursuant to the Directors’ Remuneration Policy approved by the Group’s shareholders at the 2014 annual general meeting of shareholders and amended at the 2017 annual general meeting of shareholders. Under this policy, non-executive directors receive an initial award of 14,914 options which vests in equal parts at the following three annual general meetings of shareholders and an annual award of 7,457 options which vests in full at the following annual general meeting. Equity awards made to non-executive, independent directors during the period of time when the Group was private were made under our 2008 Amended and Restated Share Incentive Plan, with all awards approved by the Remuneration Committee.

(2)

The amount recorded includes the cash equivalent of the equity-based awards that have vested in the reported year. The cash equivalent of option awards is the product of number of shares that vested during the reported year multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. The fair market value of ordinary shares was deemed to be the closing price of our shares as reported by NASDAQ on the vesting date or, if a vesting date occurred on a date when the market was not open, the preceding business day. The annual option award from the preceding year vested during the reported year. Where the exercise price exceeds the fair market value on the date of vesting, the value of the options is recorded as $0. The amount of remuneration reported in this column was not realized by the director in the reported period because these options were not exercised in that period.

(3)

The amount recorded includes the cash equivalent of the equity-based awards that have vested in the reported year. The cash equivalent of option awards is the product of number of shares that vested during the reported year multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. The fair market value of ordinary shares was deemed to be the closing price of our shares as reported by NASDAQ on the vesting date or, if a vesting date occurred on a date when the market was not open, the preceding business day. During the reported year, the director vested to the annual option award from the preceding year and one-third of the initial option award. The amount of remuneration reported in this column was not realized by the director in the reported period because these options were not exercised in that period.

(4)

The amount recorded here reflects the cash equivalent of the equity-based awards that have vested in the reported year. The cash equivalent of option awards is the product of the number of shares subject to option that vested during the reported year multiplied by the fair market value of the shares as of the date of vesting minus the exercise price of the options, rounded to the nearest dollar. During the reported year, the director vested to the annual option award from the preceding year and one-third of the initial option award. Because the exercise price of the options exceeded the fair market value on the date of vesting, the value of the options is recorded as $0.

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Statement of Directors’ Shareholdings and Share Interests

The table below shows, for each person who served as a director of the Group during 2019, the total number of shares owned, the total number of share options and the number of share options vested but unexercised, all as of 31 December 2019 (or such earlier date as the director resigned), as well as share options exercised during the year. The table only reflects shares held individually by the director and connected persons, not those held by any investment fund with which the director is affiliated.

Name of Director	Shares Held	Restricted Share Units Held	Share Options Held	Vested Share Options (1)		Options Exercised
Executive Director
Peter Wrightosn-Smith	216,052	78,486	574,277	343,952	(2)	-
Non-Executive Directors
Richard A. Sandberg	—	—	43,392	35,935	(3)	3,000
Herm Rosenman	—	—	67,113	59,656	(4)	—
Ronald A. Andrews, Jr.	—	—	52,199	44,742	(4)	—
A. Scott Walton	—	—	52,199	44,742	(4)	—
Patricia Randall	8,650	—	96,971	89,514	(3)	—
James R. Tobin	—	—	59,656	52,199	(4)	—
Patrick Balthrop	—	—	48,470	41,013	(4)	—
Mark Klausner	—	—	33,556	21,127	(4)	—

(1)	Vested Share Options are a subset of Share Options Held.
(2)

The option awards reported vest (i) monthly from the vesting date over 48 months for those options awarded before 15 June 2015 and (ii) annually on the vesting start date over 4 years for those options awarded after 15 June 2015.

(3)

The option awards reported vest (i) monthly from the vesting start date for those options awarded during the period when we were a private company and (ii) for those options awarded since we became a public company, on the day of the following annual general meeting of shareholders.

(4)	The option awards reported vested at the annual general meetings of shareholders.

We do not currently have, and during 2019 there was not, a policy requiring our Directors to hold a certain number or value of our shares.

Summary of Equity-Based Awards made during the financial year 2019

The table below presents information on share option awards made to non-executive directors during the year.

Director	Date of Award	Number of Shares Covered		Face Value of Award(1)
Ronald A. Andrews, Jr.	18 June 2019	7,457	(2)	$107,679
Patrick J. Balthrop, Sr	18 June 2019	7,457	(2)	$107,679
Patricia Randall	18 June 2019	7,457	(2)	$107,679
Herm Rosenman	18 June 2019	7,457	(2)	$107,679
Richard A. Sandberg	18 June 2019	7,457	(2)	$107,679
James R. Tobin	18 June 2019	7,457	(2)	$107,679
A. Scott Walton	18 June 2019	7,457	(2)	$107,679
Mark Klausner	18 June 2019	7,457	(2)	$107,679
(1)

The face value represents the number of shares covered by the award times the exercise price of the award, which was the fair market value of the shares on the date of grant. No value can be realized unless there is an increase in the value of the shares following the date of the award. Further no value can be realized until the options are vested and exercised.

(2)	This award was the annual award made to directors and will vest at the 2019 annual general meeting of Shareholders, subject to continued service.

Payments made to past directors

In 2019, we made no payments to former directors of the Group.

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Payments for loss of office

In 2019, we made no payments with respect to a director’s loss of office.

Performance Graph

Set forth below is a graph that compares the cumulative total shareholder return on our ordinary shares with that of the Nasdaq Composite Index and the S & P SmallCap 600® Healthcare Index. The comparison assumes that $100.00 was invested at the close of the market on 22 November 2013 in our ordinary shares or on 31 October 2013 in the Nasdaq Composite Index and the S & P SmallCap 600® Healthcare Index, and assumes reinvestment of dividends, if any. The performance graph is based on historical results and is not intended to suggest future performance.

	2019	2018	2017	2016	2015	2014
Total CEO remuneration £’000	£1,470	£1,270	£1,174	£1,293	£1,092	£913
Annual Bonus outcome (% of target)	111.25%	95%	73%	114%	88%	77%

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Percentage Change in Remuneration of Director Undertaking the Role of CEO

Set forth below is a table showing the percentage change in the remuneration of Peter Wrighton-Smith between 2018 and 2019 in comparison to the percentage change in remuneration of the comparator group.

	% Change of CEO Remuneration Against 2018(1)	% Change of Employee Remuneration Against 2018(2)
Salary(3)	25.8%	13.3%
Taxable Benefits	10.5%	5.6%
Annual Bonus(4)	176.2%	54.9%
(1)

CEO remuneration percent change calculations were performed using Pounds Sterling remuneration values. The CEO’s base salary was adjusted in 2019 based on a market assessment versus salaries of CEOs in peer group companies.

(2)

The employee group used as a comparator comprises all U.S. and U.K. employees who were employed for the full 24 month period ended December 31, 2019. The percent change calculations were performed in local currency, then combined using a weighted average based on number of employees.

(3)	Salary includes base salary, back pay, holiday pay, overtime, commissions, and other forms of remuneration exclusive of taxable benefits and annual incentive compensation.
(4)

For purposes of this table, annual bonus payments for 2018 included amounts paid in 2019 based upon performance in 2018; likewise, annual bonus payments for 2019 included amounts paid in 2020 based upon performance in 2019.

Relative Importance of Spend on Pay

The Company sets forth below the relative importance of spend on pay – being a comparison between total employee pay and the Company’s distributions to shareholders by way of share buyback. Given that the Company remains in the early phases of its business life cycle, the Board also believe that to assist understanding of the relative importance of the Company’s spend on pay is an additional comparator to the operating expense of the Company as determined by combining the distribution costs and administrative expenses shown in the Company’s consolidated income statement in its annual statutory report for 2019.

	2019(1)	2018(2)	% change
Remuneration Paid to All Employees	$27,898,674	$46,303,000	-39.7
Distributions to shareholders by way of share buyback	$6,992,291.47	$0	-
Operating Expense	$60,221,000	$80,582,000	-25.3
(1)

Remuneration paid to employees is lower in 2019 than in 2018, as on Nov 6th 2018, the company sold its US laboratory services business, which accounted for a significant proportion of overall remuneration and operating expenses.

(2)	2018 reflects remuneration and operating expenses without adjustment for discontinued operations accounting.

A percentage change figure has not been provided in respect of distributions by way of share buyback in the current financial year and the immediately preceding one because there were no distributions by way of share buyback in the immediately preceding financial year. In the current financial year and the immediately preceding one, there have been no distributions to shareholders by way of dividend.

Statement of Implementation of Remuneration Policy in the Current Financial Year

The Directors’ Remuneration Policy as adopted at the 2014 annual general meeting of shareholders and amended at the 2017 annual general meeting of shareholders was followed for the compensation paid to directors in 2019.

Consideration by the Directors of Matters in relation to Directors’ Remuneration

During 2019, the Remuneration Committee was comprised of James R. Tobin, Herm Rosenman, Patrick J. Balthrop, Sr., Patricia Randall and Ronald A. Andrews, Jr. Mr. Tobin serves as chair of the committee. Each director will continue to serve until the date of this Annual Report on Remuneration. The charter of the Remuneration Committee is set forth in the Investors - Corporate Governance section on our website at http://investor.oxfordimmunotec.com.

During 2019, the Remuneration Committee retained Anderson Pay Advisors, LLC to provide independent advice and consultation with respect to remuneration arrangements for the Executive Director, senior management and other employees. Anderson Pay Advisors, LLC is a global remuneration consultant with a well-established reputation for design and implementation of remuneration programs, including the design and implementation of equity-based award programs. The amounts paid to Anderson Pay Advisors, LLC in 2019 totaled $40,000.

In addition to Anderson Pay Advisors, LLC, the Remuneration Committee solicited and received input from the Chief Executive Officer concerning the remuneration of senior executives other than the Chief Executive Officer. The Chief Executive Officer provided recommendations with respect to annual cash incentives to be paid to these persons for service in 2019, and with respect to base salaries and equity-based awards to be made to these persons in 2020. Finally, the Chief Executive Officer also provided input to the Remuneration Committee regarding the policies around equity-based remuneration as an element of all other employees’ remuneration.

Statement of Voting at General Meeting

At the 2019 annual general meeting of shareholders, voting results in relation to the director remuneration report was as follows:

Resolution	Votes For	% of Total	Votes Against	% of Total	Votes Abstain	% of Total
Approve Directors’ Remuneration Report	21,975,826	97.84	484,020	2.16	959.04

OXFORD IMMUNOTEC GLOBAL PLC
DIRECTORS’ REMUNERATION REPORT
For the year ended 31 December 2019

Approval

This report was approved by the Board of Directors on April 29, 2020 and signed on its behalf by:

/s/ Patrick J. Balthrop, Sr.

Patrick J. Balthrop, Sr.

Chairman

April 29, 2020

PART II - DIRECTORS’ REMUNERATION POLICY

The information provided in this part of the Directors’ Remuneration Report is not subject to audit.

The Remuneration Committee presents the Directors' Remuneration Policy, which will be put to shareholders as a binding vote at the Annual General Meeting to be held on 11 June 2020. This policy will then be effective from the date of the annual general meeting for a maximum of three years following the meeting, or until a revised policy is approved by shareholders. Equity awards granted under the previous policy will continue to vest in accordance with the previous policy.

There will continue to be an advisory vote on the Annual Report on Remuneration presented at the Annual General Meeting as part of the Directors’ Remuneration Report on an annual basis.

Our Board of Directors has delegated to the Remuneration Committee the authority to determine the remuneration for our executive director(s). Non-executive director remuneration is recommended by our Remuneration Committee to the Board of Directors for approval. Our executive director(s) participate in general discussions with our Remuneration Committee and Board of Directors about these remuneration matters but they do not participate in discussions during which their individual remuneration is being considered and approved.  The Remuneration Committee may select, or obtain advice from, a compensation consultant, legal counsel or other adviser to the Remuneration Committee, after considering all factors relevant to the independence of such person in accordance with Nasdaq listing rules and any other applicable laws, rules or regulations.

Future Policy Tables

The policy tables set out below describe the Company’s proposed Directors’ Remuneration Policy and explain how each element of the Policy will operate.

Summary of Remuneration Policy – Executive Directors

As Oxford Immunotec Global PLC is a U.K. incorporated company listed on The NASDAQ Global Market, the Remuneration Committee considers it appropriate to examine and be informed by compensation practices in both the U.K. and U.S., particularly in the matter of equity-based incentives.

The Committee considers that the current remuneration policy is appropriate and fit for purpose, but also recognizes that the Company is currently undergoing a period of rapid growth. The Committee is committed to reviewing the remuneration policy on an ongoing basis to ensure that it continues to be effective and competitive.

The remuneration of Dr. Wrighton-Smith, our sole executive director and our chief executive officer, is determined by the Remuneration Committee. The remuneration of other senior executives in the Company, excluding Dr. Wrighton-Smith (the “Senior Executives”), is also determined by the Remuneration Committee.

The following table presents the various elements of remuneration for our executive director. The table refers to the “Executive Directors” because the Remuneration Policy would apply to any other executive directors that may be appointed. The policy principles described below are also used in determining the remuneration of the Senior Executives.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Base salary	Rewards skills and experience and provides the basis for a competitive remuneration package.

Salaries will be reviewed annually by reference to: (i) market practice and market data on which the committee receives independent advice; (ii) the individuals’ experience and scope of the role; (iii) broader employee increases and (iv) rates of inflation.

Salaries will be benchmarked against comparable roles in a selected peer group of other U.S.-listed companies with similar market capitalisations and/or scale of operational complexity.[1]

We typically expect to align salaries with the 50th percentile of peer group comparator data but may vary from this general rule where we consider that special circumstances apply of where recruitment or retention of a particular role is required.

			We do not believe it is appropriate to impose a maximum level of base salary and we have not done so.	Not applicable.

1 The Remuneration Committee has retains independent remuneration consultants who provide data from comparable publicly traded healthcare companies and otherwise assisted the committee in its design of competitive remuneration for the executive director and Senior Executives. We expect to continue to use remuneration consultants to assist the Remuneration Committee in determining competitive levels of executive remuneration and specific design elements of our remuneration programme.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
The committee may also decide to approve future increases following changes to job responsibilities or to reflect experience within the role. Base salary will usually be reviewed annually by the Remuneration Committee and adjusted as of January each year.
Benefits	Protects against risks and provides other benefits in line with market practice. Benefits are provided without regard to individual or corporate performance.

Our executive director is employed in the United Kingdom and generally receives the same types of benefits afforded to other employees in that jurisdiction.

The specific benefits we may offer executive directors in the future will be designed to be competitive with benefits offered to the most senior executives of U.S. public companies or in the other countries where the executive director works.

			We do not believe it is appropriate to impose a maximum level of benefits and we have not done so.	Not applicable.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Annual Cash Incentive

Rewards achievement of the near-term business objectives set at the start of each calendar year and reflects individual and team performance of the executive director and other Senior Executives in achieving those objectives, and progress towards achieving our strategic goals.

Objectives are set at the start of each calendar year.

Generally, the executive directors’ target annual cash incentive will be allocated in part to the achievement of corporate objectives and in part to achievement of individual objectives set by the Remuneration Committee at the beginning of each year. When business opportunities or challenges change substantially during the course of the year, the committee may adjust objectives to meet the changed circumstances and correspondingly realign potential rewards.

The target annual cash incentive is generally paid in cash within the first two and one half months following the end of the fiscal year being measured.

Awards will normally be limited to a maximum of 130% of base salary.

In exceptional periods, considered to be those years in which achievements lead to a transformational effect on the future prospects of the valuation of the business, the annual maximum may increase up to 150% of base salary.

Judgement as to whether achievements in a calendar year are considered to be exceptional is at the discretion of the Remuneration Committee.

The committee retains the ability to set performance objectives annually.

These objectives can be group-based and/or individual, financial and/or non-financial, and are likely to include milestones linked to:

● successful execution of key elements of pipeline development programmes;

● progress with business development activities

● the Group’s financial position and equity liquidity and valuation.

A number of these objectives are considered to be commercially sensitive and are therefore not disclosed here in detail.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Long term equity incentives

Motivates and rewards multi-year performance, encouraging achievement of strategy over the medium to long term goals.

Aligns the interests of our executive directors and Senior Executives with those of our shareholders.

Encourages retention as entitlement to full benefits arising from equity-based awards only accrues over a period of years.

Enables us to compete with equity-based remuneration offered by a set of comparable companies with whom we may compete for executive talent.

Under our 2013 share option scheme, we may grant:

● CSOP awards in the United Kingdom,

● incentive stock options in the United States

● various types of unapproved awards in numerous jurisdictions

● stock appreciation rights

● restricted shares

● restricted share units, and

● awards subject to performance targets.

The committee generally grants equity-based remuneration to executive directors and Senior Directors at the time they commence employment and from time to time thereafter based on performance.[2]

The Committee generally grants equity awards which vest over time.

Our share option awards have exercise prices equal to the fair market value of our shares on the date of grant.

There is no fixed annual maximum limit to the size or value of equity-based compensation awards made in a year to executive directors and Senior Executives, or in the aggregate over a period of years.

We seek to establish equity-based remuneration to be reasonably competitive to that offered by a set of comparable companies with whom we may compete for executive talent.

Generally, we grant equity-based remuneration awards that vest over time without specific performance targets other than continued service.

When making awards, the Committee considers: the size and value of past awards; the performance of the executive director and Senior Executives; and competitive data on awards made to executives at comparable companies.

Subject to the terms of the plan, the Board may choose, at its discretion, to accelerate vesting of equity awards including in connection with a change of control event or when an executive director’s service is terminated on account of disability or death.

See policy on payment for loss of office.

2 We believe the use of time-based vesting for equity awards is consistent with U.S. practice, to which we look for guidance on our policies. We examine, with assistance from our independent remuneration consultant, comparative data on types of equity awards and value of such awards, both a (i) fair market value basis and (ii) percentage of salary basis. The Committee uses a blend of the two methods to establish appropriate levels of equity-based remuneration for the executive director and Senior Executives.

Illustration of the Application of the Remuneration Policy to Executive Director Remuneration

The following table provides an illustration of the potential remuneration for the year ended 31 December 2019 for the executive director, computed in accordance with the remuneration policy outlined above and by applying the following assumptions:

Minimum

The current base salary for the Director is assumed to be base salary throughout the financial year ending 31 December 2019.

The value of benefits receivable for the financial year ending 31 December 2019 is assumed to be equal to 9,990 GBP, which is the maximum a contribution under U.K. law for Dr. Wrighton-Smith, and the same rate of contribution for private health insurance as for 2019. For purposes of this chart, all amounts were converted from Pound Sterling to U.S. Dollar at the rate of £1/$1.30.

No bonus is assumed for the executive director.

In line with Expectations	The same components for base salary and benefits as reflected for the minimum above. The on-target level of bonus for 2019 of 100% of base salary.

Maximum in Exceptional Year	The same components for base salary and benefits as reflected for the minimum above. The on-target level of bonus for an exceptional year of 150% of base salary.

The bar chart below does not include any value for equity-based award remuneration. We do not believe it is possible to reasonably quantify the value that might result from outstanding options and other equity-based awards, including those granted in 2019.

Service contracts

We employ our executive director on a service contract providing for termination, other than for cause, upon 12 months’ advance notice by either the Company or the executive director. The executive director is required to resign his position as a director if the Board requires a resignation in conjunction with the end of the employment relationship. We expect service contracts with future executive directors will have comparable provisions.

On termination of the service contract without cause, we have the right to require the executive director to take garden leave for all or part of the notice period (the remaining term of the contract) and we have the right to pay salary and benefits in lieu of notice. During the period of any garden leave, the executive director will continue to receive his full salary and benefits, but would not be entitled to any portion of his target annual cash incentive. If the executive director is unable to continue to perform his duties by reason of illness, injury or otherwise for a period of 120 days in a 12 month period, or such longer period as may be set by us, we may terminate his service for cause. In the event of termination of the executive director for cause, we are not obligated to make any payment in lieu of notice. The committee may, however, exercise discretion with respect to remuneration arrangements in the event of termination as a result of illness, injury or similar incapacity or in order to resolve disputes relating to remuneration entitlement. Our non-executive directors serve under a letter of appointment, see Letters of Appointment on page A-27.

Policy on payment for loss of office

Our policy regarding termination payments to a departing executive director is generally to limit severance payments to pre-established contractual arrangements or statutory requirements. In the event that the employment of an executive director is terminated, any remuneration payable will be determined in accordance with the terms of the service contract with the executive director, the rules of any incentive plans in which the executive director participates and applicable statutory requirements in the jurisdiction in which the executive director is employed.

We expect that all employment arrangements for any executive director will include a notice provision and continuing payment obligations for not more than a period of one year following our termination of an executive director without cause. Payment obligations could include base salary, benefits, and all or some portion of target annual cash remuneration.

The terms of existing equity-based remuneration awards made to our executive director under the amended and restated 2008 share incentive plan provide for a full acceleration of all outstanding options in the event of a change of control event. For equity-based option awards made under our 2013 share incentive plan, the executive director is entitled to full acceleration of an award in the event of a change of control, so long as executive directors’ employment relationship with the company is terminated. For restricted share units, the executive director and other officers will get the benefit of an accelerated lapse of those restrictions that would, in the absence of a change of control, have lapsed during the next 24 months. We intend to consider whether the executive director should be treated differently than all other officers under our equity-based awards in the event his employment is terminated as a result of disability or death and we may implement changes to existing equity-based awards or to future equity-based awards.

We will comply with applicable disclosure and reporting requirements of the Securities and Exchange Commission with respect to remuneration arrangements with a departing executive director.

For non-executive directors, our policy is to not make termination payments to a departing non-executive director.

Policy on recruitment arrangements

Our policy on the recruitment of new executive directors is to pay a fair remuneration package for the role being undertaken and the experience of the individual to be appointed. We expect remuneration packages will include base salary, targeted level of annual cash incentive, initial and ongoing equity-based awards, standard benefits and may include special provisions tailored to the recruiting situation, such as

●	sign-on bonus;
●	real estate commissions, legal fees and other charges incurred in selling an existing residence;
●	legal fees, inspection charges, title insurance, up-front mortgage charges and other charges incurred in connection with the purchase of a new residence;
●	moving expenses;
●	reimbursement for the tax burden associated with the sale of a residence;
●	house-hunting trips for the new executive director and spouse, if applicable;
●	costs of commuting to a new work location;
●	local housing costs;
●	tax gross-up for special benefits;
●	an allowance for personal financial planning expenses;
●	pension enhancements;
●	children’s educational expenses;
●	employment search assistance for relocating spouses; and
●	make-whole awards for remuneration forfeited from a prior employer (whether on account of cash bonuses, share awards, pension benefits or other forfeited items).

The committee retains the discretion to provide additional benefits, including those of a type not listed above, where necessary or useful to recruit new executive directors or to secure the ongoing service of existing executive directors.

If we appoint an existing employee as an executive director of the Company, we would expect to retain legacy obligations to the employee with respect to remuneration, such as outstanding share awards. Should these differ materially from current arrangements, these will be disclosed in the next implementation report following such appointment. We will also disclose appropriate remuneration details for a new executive director in accordance with reporting requirements of the Securities and Exchange Commission.

For non-executive directors, the remuneration package available is as set forth below.

Non-Executive Directors

We pay remuneration for service as a non-executive director only to directors who are not affiliated with major investor in the Company. Since 2015, no non-executive directors have been affiliated with a major investor in the Company.

The following table and accompanying notes explain the different elements of remuneration we pay to our unaffiliated non-executive directors.3 No element of non-executive director remuneration is subject to performance standards other than continued service.

3 With assistance from our independent remuneration consultant we have implemented remuneration practices for our non-executive directors that are comparable to our market peers.

Element of Remuneration	Purpose and link to strategy	Operation	Maximum	Performance targets
Non-executive director fees	Reflects time commitments and responsibilities of each role.

The remuneration of the non-executive directors is determined by the Board as a whole by reference to market practice and market data, on which the Board receives independent advice, and reflects individual experience, scope of the role, time commitment and changes to responsibilities.

Fees will typically consist of a basic fee for non-executive director responsibilities plus incremental fees for additional roles/responsibilities such as chairmanship of the Board and member of and/or chairmanship of Board committees.

The non-executive directors do not receive any pension from the Company, nor do they participate in any performance-based incentive plans.

			There is no prescribed maximum but the levels will reflect the prevailing market price.	Not applicable.
Long term equity incentives

For public companies listed in the United States, equity-based remuneration is a standard component of Director remuneration.

We extend equity-based awards to our non-executive directors in order to be competitive with comparable companies seeking qualified directors and to align the interests of our non-executive directors with those of our shareholders.

Non-executive directors participate in the Group’s long term incentive plans on terms similar to those used for executive directors.

Each non-executive director receives an initial equity award upon appointment or election as a non-executive director. The initial award is made once per director and vests in equal amounts over three years with the vesting occurring on the date of the annual general meeting of shareholders. Each non-executive director also receives an annual equity award on the date of the first appointment or election or a new director and on the date of each subsequent annual general meeting of shareholders. The annual awards vest in full at the following annual general meeting of shareholders. If a director is initially appointed within six months of an upcoming annual general meeting of shareholders, the size of the first annual award is adjusted to 50% of the full annual award.

All option awards are made with an exercise price equal to the fair market value on the date of grant.

Not applicable.

The equity awards will be determined by the Board as a whole working within benchmarking guidelines provided by our compensation consultants.

Expected values are calculated in accordance with generally accepted methodologies based on Black-Scholes models.

Not applicable.

Letters of appointment

The Chairman and all other non-executive directors have letters of appointment which set out the terms under which they provide their services to the Company. The appointment of non-executive directors ends at the annual general meeting when their elected term expires. The appointment is not subject to a notice period, nor is there any remuneration payable on loss of office when, for example, a director is not reelected at an annual general meeting of shareholders.

Policy on shareholding requirements

We do not currently have a policy requiring our Directors to hold a certain number or value of our shares.

Statement of consideration of employment conditions elsewhere in the Group

All our employees are paid a base salary and receive standard employee benefits, which vary by the geographic locale of their employment. Members of our sales staff have the opportunity to earn commissions and other economic rewards based on their level of sales achieved, an element of remuneration in which our executive director does not participate. Like our executive director, other senior employees are eligible for target annual cash incentives based on achievement of our corporate objectives for the year as well as their own individual objectives. The percentage of base salary for an individual’s target annual cash incentive is lower for employees who are not Senior Executives. All other employees who are not eligible for this annual cash incentive or a sales commission scheme, are enrolled in our Share the Value scheme, whereby they share in an aggregate bonus pool allocated to all such other employees, with exact payouts based on company and individual performance. All employees are eligible to be considered for an annual increase in their base salaries, provided they have worked for a sufficient portion of the prior fiscal year. Senior employees are eligible for consideration for equity-based remuneration awards. Eligibility is dependent on the employee’s position and performance.

No specific consultation with employees has been undertaken relating to remuneration of Directors. In setting employee compensation and benefits, we review publicly available compensation and benefits information of comparable companies in similar geographies.

Statement of consideration of shareholder views

This Policy for remuneration of both executive directors and non-executive directors was devised by a Remuneration Committee of which all are non-executive directors. The Policy was also approved by the full Board.

Changes to Remuneration Policy

It is anticipated that this policy, if approved by shareholders at the Annual General Meeting in 2020 will apply until the Annual General Meeting in 2023 or until a revised policy is approved by shareholders.

Approval

This report was approved by the Board of Directors on April 29, 2020 and signed on its behalf by:

/s/ Patrick J. Balthrop, Sr.

Patrick J. Balthrop, Sr.

Chairman

April 29, 2020

Oxford Immunotec

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Admission Ticket

Oxford Immunotec Global PLC
Annual General Meeting of Shareholders
Thursday, June 11, 2020
11:00 a.m. London time / 6:00 a.m. New York time
Oxford Immunotec
143 Park Drive, Milton Park
Abingdon, Oxfordshire OX14 4RZ UK

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Oxford Immunotec Global PLC

Proxy Solicited on Behalf of Board of Directors of Oxford Immunotec Global PLC for Annual General Meeting of Shareholders, June 11, 2020

The undersigned hereby constitutes and appoints Peter Wrighton-Smith a true and lawful agent and proxy, to represent the undersigned and to vote all of the ordinary shares of Oxford Immunotec Global PLC of the undersigned at the Annual General Meeting of Shareholders of Oxford Immunotec Global PLC to be held at Oxford Immunotec, 143 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RZ UK on Thursday, June 11, 2020 at 11:00 a.m. London time/6:00 a.m. New York time, and at any postponements and adjournments thereof, on Proposals 1 - 13 as specified on the reverse side hereof and on such other matters as may properly come before said meeting.

This proxy, when properly signed, dated and returned, will be voted as specified by you. If no direction is made, this proxy will be voted (and voting instructions given) FOR each of the proposals specified on the reverse side hereof. The Board of Directors recommends that you vote FOR proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13. In his discretion, the proxy holder is authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof.

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